UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
Health Care REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH CARE REIT, INC.

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

and

PROXY STATEMENT

Meeting Date

May 7, 2009

YOUR VOTE IS IMPORTANT!

You are urged to sign, date and return your proxy in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
GENERAL
VOTING SECURITIES OUTSTANDING
PROPOSAL 1 -- ELECTION OF DIRECTORS
BOARD AND COMMITTEES
COMMUNICATIONS WITH THE BOARD
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2 -- APPROVAL OF THE AMENDED AND RESTATED HEALTH CARE REIT, INC. 2005 LONG-TERM INCENTIVE PLAN
PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRE-APPROVAL POLICIES AND PROCEDURES
REPORT OF THE AUDIT COMMITTEE
VOTING PROCEDURES
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS
STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2010 ANNUAL MEETING
AMENDED AND RESTATED HEALTH CARE REIT, INC. 2005 LONG-TERM INCENTIVE PLAN

HEALTH CARE REIT, INC.
One SeaGate
Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING

To Be Held on May 7, 2009

To The Stockholders of Health Care REIT, Inc.:

The Annual Meeting of Stockholders of Health Care REIT, Inc. will be held on May 7, 2009 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

1.	The election of four Directors for a term of three years;

2.	The approval of the Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

3.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2009; and

4.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Health Care REIT, Inc. unanimously recommends that you vote “for” Proposals 1, 2 and 3. Stockholders of record at the close of business on March 12, 2009 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice. In addition, the Proxy Statement, Annual Report and a form of Proxy Card are available on the Internet at www.hcreit.com/proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Erin C. Ibele
Senior Vice President-Administration and
Corporate Secretary

Toledo, Ohio
March 18, 2009

PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. In lieu of mailing your Proxy Card, you may choose to submit a proxy via the Internet or by telephone by following the procedures provided on your Proxy Card. The proxy may be revoked by you at any time, and giving your proxy will not affect your right to vote in person if you attend the Annual Meeting. If you plan to attend the Annual Meeting and require directions, please call (419) 247-2800 or write to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475.

HEALTH CARE REIT, INC.
One SeaGate
Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

May 7, 2009

GENERAL

This Proxy Statement is furnished to the stockholders of Health Care REIT, Inc. (the “Company”) by its Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to be held on Thursday, May 7, 2009 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the stockholders will be asked to elect four Directors, approve the Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan, ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated or the appropriate procedures for submitting a proxy via the Internet or by telephone are followed, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by (1) filing a written revocation with the Senior Vice President-Administration and Corporate Secretary of the Company, (2) filing a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. A written revocation, as described in (1) above, will not be effective until the notice thereof has been received by the Senior Vice President-Administration and Corporate Secretary of the Company.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies in writing or by telephone, electronically, by personal interview, or by other means of communication. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Mellon Investor Services LLC to solicit proxies for a fee not to exceed $8,500, plus expenses and other customary charges.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of voting securities outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting.

The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to stockholders was March 25, 2009. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE ON THE COMPANY’S WEBSITE AT www.hcreit.com OR MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SENIOR VICE PRESIDENT-ADMINISTRATION AND CORPORATE SECRETARY, HEALTH CARE REIT, INC., AT THE ABOVE MAILING ADDRESS.

VOTING SECURITIES OUTSTANDING

As of March 12, 2009, the Company had outstanding 110,883,249 shares of common stock, $1.00 par value per share. The common stock constitutes the only class of voting securities of the Company entitled to vote at the Annual Meeting. Stockholders of record at the close of business on March 12, 2009 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Board of Directors shall have nine members unless changed by the Board. In January 2007, the Board increased the number of Directors from nine to 10. In January 2008, the number of Directors was increased from 10 to 11 upon the appointment of Jeffrey R. Otten as a Class II Director. In January 2009, the number of Directors was reduced from 11 to 10 upon the resignation of Raymond W. Braun as a Class III Director. The Board is divided into three classes: Class I, Class II and Class III. The Directors are elected to serve for a three-year term and until the election and qualification of their respective successors.

Proxies received will be voted to elect the four Class II Directors named below to serve for a three-year term and until their respective successors are elected and qualified or until their earlier resignation or removal. If any nominee declines or is unable to accept such nomination to serve as a Director, events which the Board does not now expect, the proxies reserve the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The proxy solicited hereby will not be voted to elect more than four Directors.

CLASS II
Directors to be Elected

Pier C. Borra, age 69.  Mr. Borra is Chairman of CORA Health Services, Inc. (outpatient rehabilitation services), a position he has held since January 1998. Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board’s Audit, Investment, Nominating/Corporate Governance and Planning Committees.

George L. Chapman, age 61.  Mr. Chapman is Chairman, Chief Executive Officer and President of the Company. Mr. Chapman served as Chairman and Chief Executive Officer of the Company from October 1996 to January 2009. He assumed the additional title of President of the Company in January 2009 upon the resignation of Raymond W. Braun. Mr. Chapman previously served as President of the Company from September 1995 to May 2002. From January 1992 to September 1995, Mr. Chapman served as Executive Vice President and General Counsel of the Company. Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board’s Executive, Investment and Planning Committees.

Sharon M. Oster, age 60.  Ms. Oster is the Dean of the Yale University School of Management. Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board’s Compensation, Investment and Planning Committees.

Jeffrey R. Otten, age 58.  Mr. Otten is the President of JRO Ventures Inc. (management consulting firm), a position he has held since 2002. From January 2004 to August 2005, Mr. Otten served as Chief Executive Officer of Stentor Corporation (provider of digital medical imaging). From 1994 to 2002, Mr. Otten served as Chief Executive Officer of Brigham and Women’s Hospital, a teaching affiliate of Harvard Medical School. Mr. Otten has served as a Director of the Company since January 2008 and is a member of the Board’s Investment and Planning Committees.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES. The four nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

CLASS III
Directors Whose Terms Continue (1)

Thomas J. DeRosa, age 51.  Mr. DeRosa is former Vice Chairman and Chief Financial Officer of The Rouse Company (real estate development and operations), a position he held from September 2002 until November 2004 when The Rouse Company merged with General Growth Properties, Inc. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank (Deutsche Bank AG) and Alex. Brown & Sons, including Global Co-Head of the Health Care Investment Banking Group of Deutsche Bank and Managing Director in the Real Estate Investment Banking Group of Alex. Brown & Sons. Mr. DeRosa also serves as a Director of Dover Corporation (global provider of equipment, specialty systems and services for various industrial and commercial markets). Mr. DeRosa has served as a Director of the Company since 2004 and is a member of the Board’s Audit, Investment, Nominating/Corporate Governance and Planning Committees.

Jeffrey H. Donahue, age 62.  Mr. Donahue is President and Chief Executive Officer of Enterprise Community Investment, Inc. (provider of affordable housing), a position he has held since January 2003. Mr. Donahue was Executive Vice President and Chief Financial Officer of The Rouse Company (real estate development and operations) from December 1998 to September 2002. Mr. Donahue has served as a Director of the Company since 1997 and is a member of the Board’s Compensation, Investment and Planning Committees.

Fred S. Klipsch, age 67.  Mr. Klipsch is Vice Chairman of the Company, a position he has held since December 2006, and Chairman of the Board and Chief Executive Officer of Klipsch Group, Inc. (global speaker manufacturer), a position he has held since 1989. Since 1990, Mr. Klipsch also has served as Chairman of the Board of Klipsch Audio Technologies and Chairman of the Board and Chief Executive Officer of Klipsch Lanham Investments. Mr. Klipsch served as Chairman of the Board and Chief Executive Officer of Windrose Medical Properties Trust from its formation in 2002 until December 2006, when Windrose Medical Properties Trust merged with the Company. Mr. Klipsch has served as a Director of the Company since December 2006 and is a member of the Board’s Investment and Planning Committees.

CLASS I
Directors Whose Terms Continue (2)

William C. Ballard, Jr., age 68.  Mr. Ballard is former Of Counsel to Greenebaum Doll & McDonald PLLC (law firm), a position he held from 1992 to June 2008. From 1970 to 1992, Mr. Ballard was Executive Vice President, Chief Financial Officer and Director of Humana Inc. (provider of integrated health care services). Mr. Ballard also serves as a Director of UnitedHealth Group Incorporated (diversified health and well-being company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board’s Compensation, Executive, Investment and Planning Committees.

Peter J. Grua, age 55.  Mr. Grua is a Partner of HLM Venture Partners (provider of venture capital), where he has held various positions since 1992. Mr. Grua also serves as a Director of The Advisory Board Company (provider of best practices research and analysis to the health care industry). Mr. Grua has served as a Director of the Company since 1999 and is a member of the Board’s Executive, Investment, Nominating/Corporate Governance and Planning Committees.

R. Scott Trumbull, age 60.  Mr. Trumbull is Chairman and Chief Executive Officer of Franklin Electric Co., Inc. (manufacturer of water and fuel pumping systems), a position he has held since January 2003. From October 2001 through December 2002, Mr. Trumbull was Executive Vice President and Chief Financial Officer of Owens-Illinois, Inc. (manufacturer of glass containers). From 1993 to October 2001, Mr. Trumbull served as Executive Vice President, International Operations & Corporate Development of Owens-Illinois, Inc. Mr. Trumbull has served as a Director of the Company since 1999 and is a member of the Board’s Audit, Investment and Planning Committees.

(1)	The terms of Messrs. DeRosa, Donahue and Klipsch expire in 2010.

(2)	The terms of Messrs. Ballard, Grua and Trumbull expire in 2011.

BOARD AND COMMITTEES

Independence and Meetings

The Board has adopted Corporate Governance Guidelines that meet the listing standards adopted by the New York Stock Exchange and a Code of Business Conduct and Ethics that meets the New York Stock Exchange’s listing standards and complies with the rules of the Securities and Exchange Commission. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475.

Pursuant to the Corporate Governance Guidelines, the Board undertook a review of Director independence in January 2009. During this review, the Board considered transactions and relationships between each Director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a Director is independent.

The Board determined that other than Messrs. Braun, Chapman and Klipsch, all of the Directors (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua, Otten and Trumbull) meet the specific minimum independence requirements of the New York Stock Exchange. The Board also determined that, other than Messrs. Braun, Chapman and Klipsch, all of the Directors (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua, Otten and Trumbull) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are therefore independent under the general independence standards of the New York Stock Exchange and the Corporate Governance Guidelines.

In evaluating the independence of Mr. DeRosa, the Board considered Mr. DeRosa’s former employment relationship with Deutsche Bank and its affiliates from 1992 to 2002 and that Mr. DeRosa received a deferred payment in 2005 from Deutsche Bank relating to services provided in the past. Although Deutsche Bank provided investment banking services to the Company during this period, and continues to provide such services, the Board determined that this prior relationship is not material to Mr. DeRosa, the Company, or Deutsche Bank because Mr. DeRosa has not been affiliated with Deutsche Bank since 2002. The Board has determined that this former relationship will not affect the ability of Mr. DeRosa to exercise independent judgment.

The Board determined that all of the members of the Audit Committee (Messrs. Borra, DeRosa and Trumbull) are independent under the general independence standards of the New York Stock Exchange and the Corporate Governance Guidelines and under the separate independence standards for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Additionally, the Board determined that all of the members of the Compensation Committee (Ms. Oster and Messrs. Ballard and Donahue) are independent, non-employee and outside directors, as the case may be, under the rules of the New York Stock Exchange, Securities and Exchange Commission and Internal Revenue Service. Finally, the Board determined that all of the members of the Nominating/Corporate Governance Committee (Messrs. Borra, DeRosa and Grua) are independent under the rules of the New York Stock Exchange.

The Board also determined that of the four nominees for election at the Annual Meeting (Ms. Oster and Messrs. Borra, Chapman and Otten), Ms. Oster and Messrs. Borra and Otten are independent from the Company and its Management under the standards set forth in the Corporate Governance Guidelines.

The Board met five times during the year ended December 31, 2008. The Company’s policy is to schedule a meeting of the Board on the date of the annual meeting of stockholders and all of the Directors are encouraged to attend that meeting. Ten Directors attended last year’s annual meeting of stockholders.

The Board has standing Audit, Executive, Compensation, Investment, Nominating/Corporate Governance and Planning Committees. In 2008, all incumbent Directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

Executive sessions of non-Management Directors are held after regularly scheduled meetings of the Board and an executive session of independent Directors is held at least once each year. The presiding Director of these executive sessions is the Chair of the Nominating/Corporate Governance Committee, currently Mr. Grua.

Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review Management’s evaluation of the adequacy of the Company’s system of internal control over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules. The members of the Audit Committee are Messrs. Borra, DeRosa and Trumbull, with Mr. DeRosa serving as Chair. The Audit Committee met six times during the year ended December 31, 2008.

The Audit Committee is comprised solely of Directors who are not officers or employees of the Company and who the Board has determined have the requisite financial literacy to serve on the Audit Committee. Additionally, the Board determined that no member of the Committee has any material relationship with the Company that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the Securities and Exchange Commission and the New York Stock Exchange. See “Independence and Meetings” above for a discussion of independence determinations.

The Board, after reviewing all of the relevant facts and circumstances, determined that Messrs. Borra, DeRosa and Trumbull are “audit committee financial experts.”

The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s website at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475.

Compensation Committee

The Compensation Committee is responsible for determining the nature and amount of compensation for Executive Officers. The members of the Compensation Committee are Ms. Oster and Messrs. Ballard and Donahue, with Mr. Donahue serving as Chair. The Compensation Committee met eight times during the year ended December 31, 2008. The Board determined that the members of the Compensation Committee are independent, non-employee and outside directors, as the case may be, under the rules of the New York Stock Exchange, Securities and Exchange Commission and Internal Revenue Service. The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s website at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. See “Executive Compensation — Compensation Discussion and Analysis” for additional information regarding the Compensation Committee.

Executive Committee

The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) between meetings of the Board. The Executive Committee is also responsible for reviewing and approving the Company’s investments between meetings of the Investment Committee. The members of the Executive Committee are Messrs. Ballard, Chapman and Grua. The Executive Committee did not meet during the year ended December 31, 2008.

Investment Committee

The function of the Investment Committee is to review and approve the Company’s investments in health care and senior housing real estate. During the year ended December 31, 2008, the Investment Committee met four times. Each member of the Board is a member of the Investment Committee. The Executive Committee is

responsible for reviewing and approving the Company’s investments between meetings of the Investment Committee.

Nominating/Corporate Governance Committee

Responsibilities and Members.  The Nominating/Corporate Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board, to make nominations to fill vacancies on the Board and to select the nominees for the Directors to be elected by the stockholders at each annual meeting. In addition, the Committee is responsible for evaluating, implementing and overseeing the standards and guidelines for the governance of the Company, including monitoring compliance with those standards and guidelines, developing and implementing succession plans and evaluating the performance of the Board. The members of the Nominating/Corporate Governance Committee are Messrs. Borra, DeRosa and Grua, with Mr. Grua serving as Chair. The Nominating/Corporate Governance Committee met twice during the year ended December 31, 2008.

The Committee is comprised solely of Directors who are not officers or employees of the Company. The Board has determined that no member of the Committee has any material relationship with the Company that might interfere with the member’s exercise of his independent judgment and that each member meets the standards of independence established by the New York Stock Exchange.

The Nominating/Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s website at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475.

Consideration of Director Nominees.  The Board believes that a nominee for Director should be or have been a senior manager, chief operating officer, chief financial officer or chief executive officer of a complex organization such as a corporation, university, foundation or governmental entity or unit or, if in a professional capacity, be accustomed to dealing with complex problems, or otherwise have obtained and excelled in a position of leadership. In addition, Directors and nominees for Director should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom and vision to exercise sound business judgment and should have high personal and professional ethics, strength of character, integrity and values. Also, Directors and nominees for Director should be available and willing to attend regularly scheduled meetings of the Board and its committees and otherwise able to contribute a reasonable amount of time to the Company’s affairs, with participation on other boards of directors encouraged to provide breadth of experience to the Board. The age at the time of election of any nominee for Director should be such to assure a minimum of three years of service as a Director.

In identifying and evaluating nominees for Director, the Committee first looks at the overall size and structure of the Board each year to determine the need to add or remove Directors. Second, taking into consideration the characteristics mentioned above, the Committee determines if there are any specific qualities or skills that would complement the existing strengths of the Board.

The Committee uses multiple sources for identifying and evaluating nominees for Directors, including referrals from current Directors and Management, and may seek input from third party executive search firms retained at the Company’s expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the résumé and qualifications of each candidate and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, the Committee will obtain such background and reference checks as it deems necessary, and the Chair of the Committee and the Chairman of the Board will interview qualified candidates. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the other members of the Committee. If the candidate is approved by the Committee, the candidate will have an opportunity to meet with the remaining Directors and Management. At the end of this process, if the Committee determines that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then recommend to the Board that the candidate stand for election by the stockholders or fill a vacancy or newly created position on the Board.

The Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Committee in care of the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The Committee requests that stockholder recommendations for director nominees be submitted by November 25, 2009 and be accompanied by: (1) the name, age, business address and, if known, residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee; (3) the class or series and number of shares of the Company’s stock that are owned beneficially or of record by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of Directors under Regulation 14A of the Securities Exchange Act of 1934, as amended, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the stockholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other stockholder known to be supporting the nominee; and (2) the class or series and number of shares of the Company’s stock that are owned beneficially or of record by the stockholder making the nomination and by any other supporting stockholders. Nominees for Director who are recommended by stockholders will be evaluated in the same manner as any other nominee for Director.

In addition to the right of stockholders to recommend director nominees to the Committee, the By-Laws provide that a stockholder entitled to vote for the election of Directors may make nominations at a meeting of stockholders of persons for election to the Board if the stockholder has complied with specified prior notice requirements. To be timely, a stockholder’s notice of an intent to nominate a director at a meeting of stockholders must be in writing and delivered to the Senior Vice President-Administration and Corporate Secretary not more than 120 days prior to the meeting and not less than 45 days before the date on which the Company first mailed or otherwise gave notice for the prior year’s annual meeting of stockholders. With respect to the 2010 Annual Meeting, such a notice must be received by the Senior Vice President-Administration and Corporate Secretary by February 8, 2010. The By-Laws further require that such a notice include all of the information specified in the preceding paragraph for stockholder recommendations to the Committee for director nominees.

The Company may require that the proposed nominee furnish other information as the Company may reasonably request to assist in determining the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Planning Committee

The function of the Planning Committee is to assist Management with identifying strategic opportunities for the Company. The Planning Committee met once during the year ended December 31, 2008. Each member of the Board is a member of the Planning Committee.

COMMUNICATIONS WITH THE BOARD

Stockholders and other parties interested in communicating with the Board of Directors or any specific Directors, including the presiding Director of executive sessions, or the non-employee Directors as a group, may do so by writing to the Board of Directors, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The Nominating/Corporate Governance Committee has approved a process for handling letters received by the Company and addressed to members of the Board. Under that process, the Senior Vice President-Administration and Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of the correspondence (with copies of the correspondence attached) that, in the opinion of the Senior Vice President-Administration and Corporate Secretary, relates to the functions of the Board or committees thereof or that she otherwise determines requires their attention (for example, if the communication received relates to questions, concerns or complaints regarding accounting, internal control over financial reporting and auditing matters, it will be summarized and forwarded to the Chair of the Audit Committee for review). Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

EXECUTIVE OFFICERS

The following information is furnished as to the Executive Officers of the Company:

George L. Chapman, age 61.  Mr. Chapman has served as Chairman and Chief Executive Officer of the Company since October 1996. Mr. Chapman assumed the additional title of President of the Company in January 2009 upon the resignation of Raymond W. Braun. As described above, Mr. Chapman has served in various executive capacities with the Company since 1992.

Fred S. Klipsch, age 67.  Mr. Klipsch has served as Vice Chairman of the Company since December 2006. As described above, Mr. Klipsch also serves in various capacities for Klipsch Group, Inc., Klipsch Audio Technologies and Klipsch Lanham Investments and served as Chairman of the Board and Chief Executive Officer of Windrose Medical Properties Trust until December 2006.

Scott A. Estes, age 38.  Mr. Estes has served as Senior Vice President and Chief Financial Officer of the Company since March 2006 and was promoted to Executive Vice President and Chief Financial Officer in January 2009. Mr. Estes served as Vice President of Finance of the Company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Research Analyst and Vice President with Deutsche Bank Securities.

Frederick L. Farrar, age 52.  Mr. Farrar has served as Executive Vice President of the Company since December 2006. Since 2000, Mr. Farrar has served as President of Klipsch Lanham Investments. Mr. Farrar served as President, Chief Operating Officer and Treasurer of Windrose Medical Properties Trust from March 2002 until December 2006, when Windrose Medical Properties Trust merged with the Company. Mr. Farrar served as Chief Financial Officer of Hospital Affiliates Development Corporation, formerly a subsidiary of Windrose Medical Properties Trust and now a subsidiary of the Company (now known as HCN Development Services Group, Inc.), from 1990 until March 2002.

Charles J. Herman, Jr., age 43.  Mr. Herman has served as Executive Vice President and Chief Investment Officer of the Company since March 2006. Mr. Herman served as Vice President and Chief Investment Officer of the Company from May 2004 to March 2006 and served as Vice President of Operations from August 2000 to May 2004. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that date, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991.

Jeffrey H. Miller, age 49.  Mr. Miller has served as Executive Vice President and General Counsel of the Company since March 2006 and assumed the additional title of Executive Vice President-Operations in January 2009. Mr. Miller served as Vice President and General Counsel of the Company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP.

John T. Thomas, age 42.  Mr. Thomas has served as Executive Vice President-Medical Facilities since January 2009. Mr. Thomas served as President and Chief Development Officer of Cirrus Health, an owner and operator of hospitals, ambulatory surgery centers and other health care facilities, from July 2005 to January 2009. Mr. Thomas served as Senior Vice President/General Counsel for Baylor Health Care System from October 2000 to July 2005 and as General Counsel/Secretary for the St. Louis division of the Sisters of Mercy Health System from April 1997 to October 2000.

Michael A. Crabtree, age 52.  Mr. Crabtree has served as Vice President and Treasurer of the Company since March 2006 and was promoted to Senior Vice President and Treasurer in January 2009. Mr. Crabtree served as Treasurer from July 2000 to March 2006 and served as Controller of the Company from 1996 to September 2002. From July 1993 to July 1996, Mr. Crabtree was Chief Financial Officer of Westhaven Services Co., a provider of pharmaceutical services to nursing homes.

Erin C. Ibele, age 47.  Ms. Ibele has served as Senior Vice President-Administration and Corporate Secretary of the Company since March 2006 and served as Vice President-Administration and Corporate Secretary of the Company from January 1993 to March 2006. Since 1986, Ms. Ibele has served in various capacities with the Company.

Daniel R. Loftus, age 58.  Mr. Loftus has served as Senior Vice President of the Company since December 2006. Mr. Loftus served as Secretary and General Counsel of Windrose Medical Properties Trust from March 2002 until December 2006, when Windrose Medical Properties Trust merged with the Company. Mr. Loftus was Of Counsel to Bone McAllester Norton PLLC during 2002 and Wyatt, Tarrant & Combs, LLP in Nashville, Tennessee from late 1997 to March 2002.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The table below sets forth, as of March 12, 2009, unless otherwise specified, certain information with respect to the beneficial ownership of the Company’s shares of common stock by each person who is a Director of the Company, each Named Executive Officer (as defined below in the section “Executive Compensation”), and the Directors and Executive Officers of the Company as a group. Unless noted below, each person has sole voting and investment power regarding the Company’s shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding shares of common stock of the Company.

	Common Stock
			Total Shares
	Shares Held	Options Exercisable	Beneficially
Name of Beneficial Owner	of Record(1)	Within 60 Days	Owned(2)(3)(4)

William C. Ballard, Jr.	27,509	0	27,509	(5)
Pier C. Borra	67,520	0	67,520
Raymond W. Braun	110,111	111,153	221,264	(6)
George L. Chapman	310,389	172,372	482,761	(7)
Thomas J. DeRosa	8,118	10,000	18,118
Jeffrey H. Donahue	20,268	0	20,268
Scott A. Estes	39,532	19,819	59,351
Peter J. Grua	20,518	1,666	22,184
Charles J. Herman, Jr.	55,850	25,504	81,354
Fred S. Klipsch	40,233	0	40,233
Jeffrey H. Miller	34,390	13,804	48,194
Sharon M. Oster	15,518	0	15,518
Jeffrey R. Otten	833	0	833	(8)
R. Scott Trumbull	45,129	0	45,129
All Directors and Executive Officers as a group (18 persons)	859,523	305,393	1,164,916	(9)

(1)	Includes all restricted shares granted under the Company’s 1995 Stock Incentive Plan, Stock Plan for Non-Employee Directors or 2005 Long-Term Incentive Plan beneficially owned by such Directors and Named Executive Officers and all Directors and Executive Officers as a group as of March 12, 2009.

(2)	Does not include 510 deferred stock units granted to each non-employee Director (other than Mr. Otten) in 2007 that have not yet been converted into shares of common stock. These deferred stock units will be converted into shares of common stock on the next anniversary of the date of grant.

(3)	Does not include 1,143 deferred stock units granted to each non-employee Director (other than Mr. Otten) in 2008 that have not yet been converted into shares of common stock. These deferred stock units will be converted into shares of common stock in two equal installments on the next two anniversaries of the date of grant.

(4)	Does not include 2,027 deferred stock units granted to each non-employee Director in 2009. These deferred stock units will be converted into shares of common stock in three equal installments on the next three anniversaries of the date of grant.

(5)	Mr. Ballard’s total shares beneficially owned include 5,000 shares owned by his spouse.

(6)	Mr. Braun’s total shares beneficially owned are reported as of January 31, 2009, his last day as an employee of the Company, and include 29,551 shares owned by his spouse’s revocable trust.

(7)	Mr. Chapman’s total shares beneficially owned include 4,350 shares held in a son’s name.

(8)	Does not include 1,666 deferred stock units granted to Mr. Otten on March 6, 2008 that have not yet been converted into shares of common stock. These deferred stock units will be converted into shares of common stock in two equal installments on the next two anniversaries of the date of grant.

(9)	Total beneficial ownership represents 1.05% of the outstanding shares of common stock of the Company.

Based upon filings made with the Securities and Exchange Commission in 2009, the only stockholders known to the Company to be the beneficial owners of more than 5% of the Company’s common stock at March 12, 2009 are as follows:

			Percent of
	Common Stock		Outstanding
Beneficial Owner	Beneficially Owned		Common Stock(3)

Barclays Global Fund Advisors 400 Howard Street San Francisco, CA 94105	7,367,765	(1)	6.64%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	7,226,088	(2)	6.52%

(1)	Includes 2,780,428, 237,033, 186,122 and 3,089 shares beneficially owned by Barclays Global Investors, N.A., Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited and Barclays Global Investors Canada Limited, respectively. In the aggregate, Barclays Global Fund Advisors and these related parties have sole voting power over 6,276,709 shares and sole dispositive power over 7,367,765 shares.

(2)	Includes 47,954 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. In the aggregate, The Vanguard Group, Inc. and Vanguard Fiduciary Trust Company have sole voting power over 47,954 shares and sole dispositive power over 7,226,088 shares.

(3)	The percentages set forth in the filings of these beneficial owners have been revised to reflect their percentage ownership as of March 12, 2009.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and Executive Officers, and persons who own beneficially more than 10% of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program Objectives

The Company’s compensation programs are designed to achieve the following objectives:

•	Attract and retain top Management talent. Our executive compensation programs are structured to provide market-competitive compensation opportunities for our executives. Our compensation philosophy is to position target total compensation at the median of our competitive market. We believe targeting the market median is necessary to attract and retain talented executives who have the necessary experience and skills to do their jobs successfully. We may deviate from this median philosophy if the Compensation Committee deems it appropriate. For instance, we may target compensation above the market median if, in the Compensation Committee’s judgment, it is necessary to attract and/or retain a particular executive. Conversely, we may target compensation below the market median for a particular executive new to the position, with the intention to move to market median over time as performance warrants. We also achieve our retention objectives through multi-year vesting of our long-term incentive compensation, described in more detail below.

•	Link compensation realized to the achievement of the Company’s short and long-term financial and strategic goals. A majority of each executive’s total direct compensation opportunity is in the form of annual and long-term incentive compensation. As previously mentioned, we generally structure our compensation programs to provide median compensation levels for target performance. However, actual compensation may be above or below the targeted level, depending on achievement relative to pre-established performance goals, at both the corporate and individual levels, that are designed to support our short and long-term business plans.

•	Align Management and stockholder interests by encouraging long-term stockholder value creation. The long-term incentive component of compensation is granted in the form of Company equity, which aligns Management’s interests with those of our stockholders. The value realized by the executive from equity compensation is directly linked to the value created for our stockholders.

Compensation Committee Procedures

The Compensation Committee of the Board is responsible for determining the nature and amount of compensation for the Company’s Chief Executive Officer and for reviewing and approving the compensation for the Company’s other nine Executive Officers. The Committee consists of three non-employee Directors. Jeffrey H. Donahue is the Compensation Committee Chair and William C. Ballard, Jr. and Sharon M. Oster are Committee members.

Compensation Consultant

The Compensation Committee engages Frederic W. Cook & Co. as its independent compensation consultant to advise the Committee on compensation program design, the components of the Company’s executive compensation programs and the amounts the Company should pay to its executives. Frederic W. Cook & Co. also provides the Committee with information on executive compensation trends and best practices and advice for potential improvements to the executive compensation programs. Frederic W. Cook & Co. also advises the Committee on the design and amount of compensation for non-employee Directors.

Frederic W. Cook & Co. does no work for Management unless requested by the Compensation Committee Chair, receives no compensation from the Company other than for its work in advising the Committee and maintains no other economic relationships with the Company. The consultant generally attends meetings of the Committee, and the Chair of the Committee frequently interacts with the consultant between meetings to define the nature of work to be conducted, to review materials to be presented at Committee meetings and to obtain the consultant’s opinion and perspective on proposals prepared by Management. As part of the process of assessing the effectiveness of the Company’s compensation programs and assisting with implementation, the consultant also interacts with members of Management. The consultant’s primary contacts with Management are the Executive Vice President and Chief Financial Officer and the Senior Vice President-Administration and Corporate Secretary.

Input of Executive Officers on Compensation

The Compensation Committee receives input from executives on a variety of issues related to compensation.

•	The Chairman, Chief Executive Officer and President provides an assessment of the individual performance achievement of the other Executive Officers. This individual performance assessment determines a portion of each Executive Officer’s annual and long-term incentive compensation. In addition, the Chairman, Chief Executive Officer and President provides input on salary increases and increases to incentive compensation opportunities for these Executive Officers. The Committee takes these recommendations into consideration when determining earned incentive compensation and when setting compensation opportunities for the coming year.

•	Each year, Management establishes an annual plan for the Board’s review, which includes financial budgets and key strategic objectives for the Company. The Committee has designed the compensation programs to reward the achievement of certain financial and strategic objectives included in the annual plan. Because members of Management prepare the initial plan, they have input into the performance measures and goals used in the incentive programs.

•	The Company’s Executive Vice President and Chief Financial Officer assists the Compensation Committee in assessing the financial impact of compensation decisions.

•	The Company’s Senior Vice President-Administration and Corporate Secretary assists the Committee in administering the compensation programs, including the Company’s 2005 Long-Term Incentive Plan, and ensuring that all relevant documentation and disclosures are completed (e.g., filings with the Securities and Exchange Commission, legal documents, etc.).

Annual Review of Executive Compensation

Each year, with the assistance of its independent consultant, the Compensation Committee conducts a comprehensive review of the executive compensation programs in terms of program design and compensation levels. This year, the results of the competitive review were first presented and discussed at the Committee meeting held on July 22, 2008.

This review for 2008 included a competitive analysis of the Company’s compensation practices versus those of its peers. The comparative peer group used in 2008 included four REITs in the health care sector and 10 other REITs of similar size to the Company in terms of market and total capitalization. These REITs were:

Alexandria Real Estate Equities, Inc.	Liberty Property Trust
AMB Property Corporation	The Macerich Company
Developers Diversified Realty Corp.	Nationwide Health Properties, Inc.
Duke Realty Corporation	Regency Centers Corporation
Federal Realty Investment Trust	UDR, Inc.
HCP, Inc.	Ventas, Inc.
Healthcare Realty Trust Incorporated	Weingarten Realty Investors

The comprehensive review included a competitive benchmarking analysis for the Company’s 10 Executive Officers, including the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated Executive Officers of the Company who were serving at the end of 2008 (collectively, the “Named Executive Officers”). The competitive benchmarking included all components of pay: base salary, annual incentive compensation, total annual compensation (base salary plus annual incentive compensation), long-term incentive compensation, total direct compensation (total annual compensation plus long-term incentive compensation), other compensation (perquisites, change in pension values and nonqualified deferred compensation, etc.) and total compensation. In addition, the review included a competitive analysis of peer company aggregate long-term incentive practices, including annual share usage and fair value transfer from long-term incentive compensation and potential share dilution from equity compensation plans. Finally, the Committee reviewed a five-year history of each compensation component individually and annualized compensation in total, as a form of “tally sheet” to track compensation earned over time. This annual comprehensive review enables the Committee to identify those executives whose target compensation levels deviate from the desired median competitive positioning, to examine the link between pay and performance in the Company’s compensation programs, and to plan compensation adjustments accordingly. The Committee uses the benchmarking data and the tally sheet in assessing internal pay relationships among executives and in making decisions regarding adjustments to each executive’s compensation opportunities.

Discussions — August through January.  Based on the results of the competitive review discussed at the July meeting, the Compensation Committee engaged in a dialogue over the next several months to discuss preliminary recommendations for changes to the programs for the upcoming year. These changes included potential adjustments to base salaries and annual and long-term incentive opportunity ranges, changes to the performance measures and weightings (if any) for the annual and long-term incentive programs and changes (if any) to the long-term incentive grant types.

January 2009 Meeting.  At the January 29, 2009 meeting, the Committee reviewed the Company’s performance for 2008 against the pre-established performance measures and goals and approved the dollar amount of annual and long-term incentive compensation earned for each Executive Officer. Long-term incentive grants for 2008 performance were approved by the Committee and made on January 29, 2009. Cash bonuses for the Executive Officers for 2008 performance were approved by the Committee on January 29, 2009 and paid in February 2009. At the January meeting, the Committee also reviewed and approved adjustments to base salaries for 2009 for each of the Executive Officers.

Compensation Elements

Our executive compensation programs have the following elements:

•	Base salary

•	Annual incentives (cash bonuses)

•	Long-term incentives

•	Benefits and perquisites

Base Salary

We pay base salaries because some minimum level of fixed compensation is necessary to attract and retain executive talent. Our base salaries are generally targeted to the competitive market median, but may deviate from this competitive position based on the scope of the individual’s role in the organization, his or her level of experience in the current position and individual performance. Base salaries are reviewed annually and may be adjusted to better match market competitive levels and/or to recognize an individual’s growth and development in his or her position. The base salaries for the Named Executive Officers are as follows:

Executive	2008	2009		% Increase

George L. Chapman	$624,720	$640,338		2.5%
Scott A. Estes	297,000	325,000		9.4%
Raymond W. Braun	444,538	800,000	(1)	N/	A
Charles J. Herman, Jr.	297,440	304,876		2.5%
Jeffrey H. Miller	312,000	325,000		4.2%

(1)	On January 31, 2009, Mr. Braun resigned from the Board of Directors and as the President of the Company, and entered into a consulting agreement. Under the consulting agreement, Mr. Braun receives a base consulting fee of $800,000 in 2009. See “Employment and Consulting Agreements” below for additional information regarding this consulting arrangement with Mr. Braun.

Consistent with the 2.5% salary increases for the Executive Officers, we increased the base salaries of Messrs. Chapman and Herman by 2.5% for 2009. The 2009 base salary increases for Messrs. Estes and Miller were higher than our overall merit increase budget because each of them received promotions in 2009. Mr. Miller has been promoted to Executive Vice President-Operations and General Counsel and will have greater responsibility for the Company’s operations. Mr. Estes has been promoted to Executive Vice President and Chief Financial Officer in recognition of his continued individual development and efforts in promoting the Company in the capital markets.

Annual Incentives

In 2008, all of the Named Executive Officers participated in our annual incentive program, which provides rewards for the achievement of certain performance objectives tied to our annual business plan, as well as achievement of individual performance objectives. Under this program, a range of earnings opportunity is established for each executive at the beginning of the performance period, expressed as percentages of base salary and corresponding to three levels of performance (threshold, target and high performance levels). Annual incentives are paid in cash in the first quarter of the year following the performance year (e.g., 2008 bonuses were paid in the first quarter of 2009).

The corporate performance measures and weightings set by the Compensation Committee for 2008 under the annual incentive program, as well as our achievement for each goal, were as follows:

2008 Annual Incentive Corporate Performance Measures

Measure	Weighting	Threshold	Target	High	Actual

Adjusted FFO per Share(1)	65%	$3.172	$3.270	$3.368	$3.356
Net Real Estate Investments	25%	$700 Million	$850 Million	$1 Billion	$1.04 Billion
Maintain Credit Ratings(2)	10%	N/A	Maintain One	Maintain Both	Maintained Both

(1)	Funds from operations (“FFO”), as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. For purposes of calculating incentive compensation, FFO per share is adjusted for unusual and non-recurring items. If the Company achieves a level of FFO per share as a result of inappropriate amounts of leverage, the Committee may determine that bonuses should not be paid for this goal.

(2)	Refers to the Company’s credit ratings by Moody’s Investors Service and Standard & Poor’s Ratings Services.

For Messrs. Chapman and Braun, 80% of the bonus was determined by corporate performance, as defined above, and 20% by individual performance. The corporate component was set at 80% because the Committee believes that almost all of the Chief Executive Officer’s and the President’s annual incentive compensation should be based on overall corporate performance given their high levels of responsibility for our performance. For Messrs. Estes, Herman and Miller, 60% of the bonus is determined by corporate performance and 40% by individual performance. The Committee believes that overall corporate performance should be the primary basis for determining annual incentives for these executives, but gave individual performance a heavier weighting (as compared to Messrs. Chapman and Braun) to reflect the importance of several strategic initiatives for which the executive is primarily responsible.

Factors considered in the assessment of individual performance include: implementation of targeted investment strategies, including initiatives relating to combination senior housing properties, continuing care retirement communities and modern medical facilities, professional development of and succession planning for Management, accountability with rating agencies and effective capital raising and communication with investors. The Chairman, Chief Executive Officer and President provides recommendations for individual performance scores for the executives who report to him, based on his assessment of performance versus the individual factors. The Committee assesses the Chairman, Chief Executive Officer and President’s performance against his individual factors to determine his individual performance score. For 2008, the Committee determined that each of Messrs. Chapman, Estes, Braun, Herman and Miller generally achieved the high level of individual performance.

The table below illustrates each executive’s total annual incentive earnings opportunity, taking into consideration both corporate and individual performance, under the annual incentive program and the actual bonuses for 2008 performance that were approved at the Committee’s January 29, 2009 meeting.

	2008 Annual Incentive Opportunity
	(as a % of Base Salary)			2008 Bonus Earned
	Threshold	Target	High	% of Base Salary	Amount

Chapman	50%	100%	150%	139%	$866,821
Estes	35%	70%	105%	103%	306,794
Braun	50%	90%	130%	127%	566,367
Herman	40%	80%	120%	118%	351,141
Miller	35%	70%	105%	103%	322,288

Long-Term Incentives

In 2008, all of the Named Executive Officers participated in the Company’s long-term incentive program. The objectives of our long-term incentive program are to focus our executives on creating value for our stockholders, to promote long-term corporate goals and to assist us in attracting and retaining key executives. Similar to the annual incentive program, long-term incentive awards for the Named Executive Officers are based on the achievement of pre-established corporate and individual goals for the performance year. For each executive, a range of earnings opportunity, expressed in dollar values, is established at the beginning of the performance period corresponding to three levels of performance (threshold, target and high performance levels) for long-term incentive compensation. Seventy-five percent of the value of the long-term incentive compensation award is based on corporate performance goals set by the Compensation Committee and 25% is based on individual performance. The corporate performance goals for 2008, as well as our achievement for each goal, were as follows:

2008 Long-Term Incentive Corporate Performance Measures

	Weighting	Threshold	Target	High	Actual

Three-Year Total Stockholder Return vs. NAREIT Index(1)	10%	Index − 4% (−15.6%)	At Index (−11.6%)	Index + 4% (−7.6%)	13.9%
One-Year Total Stockholder Return vs. LTIP Peer Group(1)(2)	15%	Peer Group − 4% (−17.7%)	Peer Group (−13.7%)	Peer Group + 4% (−9.7%)	0.5%
Net Real Estate Investments	25%	$700 Million	$850 Million	$1 Billion	$1.04 Billion
Dividend Payout Ratio(3)	25%	85.1%	82.6%	80.2%	80.5%

(1)	If absolute total stockholder return is at least 8% on a compound annualized basis, participants receive the threshold payout for these measures. Total stockholder return represents share price appreciation over the specified period plus dividends (assuming reinvestment of dividends in additional shares).

(2)	LTIP peer group included HCP, Inc., Healthcare Realty Trust Incorporated, Nationwide Health Properties, Inc., Senior Housing Properties Trust and Ventas, Inc.

(3)	Represents common dividends per share divided by adjusted FFO per diluted share.

Each of Messrs. Chapman, Estes, Braun, Herman and Miller generally achieved the high level of individual performance. The assessment of individual performance was based on the same factors as used to determine individual performance in the annual incentive program.

Long-term incentive amounts earned are delivered through equity grants from the 2005 Long-Term Incentive Plan. The Committee determined that 75% of the value of long-term incentive compensation earned for 2008 should be granted in the form of shares of restricted stock and 25% should be granted in the form of stock options. Our long-term incentive mix is heavily weighted toward restricted stock because we believe that restricted stock provides a strong incentive to create and preserve long-term stockholder value. We use stock options to add share price performance leverage into the program. Stock options have no value to the holder unless value is created for our stockholders through share price appreciation. Generally, equity grants made on an annual basis vest ratably over five years. This multi-year vesting creates a retention mechanism for our executives and subjects them to the same share price risk over a long-term period as other investors, thereby aligning their interests with those of our stockholders.

The 2008 long-term incentive earnings opportunities are reflected in the “2008 Grants of Plan-Based Awards Table” below as dollar amounts. The table below outlines the long-term incentive earnings opportunities for 2008 and the amounts that were approved at the Committee’s January 29, 2009 meeting.

				2008 LTI Earned
	2008 Long-Term Incentive (LTI)			Grant	Number of Shares/Options
	Opportunities			Date	Restricted	Stock
	Threshold	Target	High	Fair Value	Shares(1)	Options(2)	Cash(3)

Chapman	$600,000	$1,200,000	$2,000,000	$1,925,693	39,034	109,914	—
Estes	175,000	350,000	600,000	592,404	12,008	33,813	—
Braun	400,000	800,000	1,300,000	1,284,808	—	—	$1,284,808
Herman	200,000	400,000	700,000	690,885	14,004	39,434	—
Miller	175,000	350,000	600,000	592,404	12,008	33,813	—

(1)	Based on a per share grant price of $37.00, the closing price of the Company’s common stock on January 29, 2009, the date of grant.

(2)	The grant date fair value of each option was $4.38, calculated using the Black-Scholes option valuation methodology and the following assumptions: exercise price and current price of $37.00, 29.36% volatility, 7-year expected term, 7.35% dividend yield and 2.33% risk-free interest rate.

(3)	Mr. Braun received amounts earned under the long-term incentive program in the form of cash in connection with the expiration of his employment agreement on January 31, 2009. The Committee decided to pay Mr. Braun this amount because the Company’s corporate and Mr. Braun’s individual performance goals had been achieved. The Committee determined that cash was a more appropriate vehicle by which to pay the earned amount, as opposed to equity, given that Mr. Braun would serve as a consultant to the Company for the remainder of 2009.

Stock Options with DERs.  In prior years, the stock option component was split evenly between stock options with dividend equivalent rights (“DERs”) and stock options without DERs (“plain vanilla” stock options). Options with DERs entitle the optionholder to receive a cash payment equal to the dividend paid on a share of the Company’s common stock. We used options with DERs because they reward total stockholder return, in the form of both share price appreciation and dividends. As a REIT, we have a high dividend distribution requirement, so a significant portion of our stockholder return is provided in the form of dividends.

Upon vesting, the holder of each DER receives a lump sum cash payment equal to all the dividends paid on a share of common stock from the date the DER was granted to the date the DER vested. After vesting, the holder of each DER receives a cash payment equal to the value of the dividends paid on a share of common stock at the same time dividends are paid to our common stockholders. Originally, the DERs were to terminate on the earlier of the 10th anniversary of the grant of the DER or the date that the underlying stock option is exercised. However, informal statements from the Internal Revenue Service (the “IRS”) suggest that DERs that terminate upon exercise of the underlying stock option will cause the underlying stock option to become subject to, and automatically violate, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, on December 29, 2008, we amended the stock option agreements to provide for DER payments for a fixed term, regardless of whether the underlying stock option had been exercised. The fixed term for each grant of DERs was chosen so that the fair value of the award was the same before and after the modification, resulting in no incremental expense to the Company.

The table below sets forth the termination dates of the DERs on each of our outstanding grants, as a result of these amendments.

Termination Date
Stock Option with DER Grant Date	of DERs

January 26, 2004	June 30, 2013
January 24, 2005	September 30, 2013
January 23, 2006	December 31, 2014
January 22, 2007	September 30, 2016
January 21, 2008	March 31, 2017

Our preferred design would be for the DERs to terminate upon exercise of the underlying stock option. Our rationale is that upon exercise of the stock option, the employee will hold our common shares and be entitled to receive actual dividends. Continuation of the DER payments after exercise of the underlying stock options will result in the payment of “double” dividends. Because of the IRS statements described above, we have decided not to make any further grants of stock options with DERs unless the IRS clarifies that DERs that terminate upon exercise of the underlying stock option will not cause the underlying stock option to be subject to Section 409A.

Timing of Awards

Under our equity granting policy, grants to our Named Executive Officers are approved by the Compensation Committee on the date of our January Board meeting, or if later, as soon as possible following the calculation of the corporate performance measures and the completion of annual reviews of the Named Executive Officers and review and consideration of compensation recommendations. Grant values are converted to shares based on the closing price of the Company’s common stock on the date of grant. The exercise price of stock options is the closing price of the Company’s common stock on the date of grant.

Benefits and Perquisites

The Named Executive Officers participate in the same benefit programs as all other Company employees, including health and dental insurance, group life insurance, short-term and long-term disability coverage, payment of health club/gym membership fees and participation in the Company’s tax-qualified 401(k) plan. In addition, Messrs. Chapman and Braun each received certain perquisites in 2008, including:

•	Membership dues for two dining/country clubs for Mr. Chapman and one club for Mr. Braun — these memberships are frequently used by the executive for business purposes

•	Term life insurance policies — these policies provide financial security to the executive’s family in the event of the executive’s death

•	Supplemental Executive Retirement Plan (“SERP”) — the SERP provides long-term financial security and retirement savings for the executive (see “2008 Pension Benefits Table” below for additional information)

The Committee reviews the Company’s policies with respect to perquisites on a regular basis. Mr. Chapman is entitled to receive these perquisites in 2009 and Mr. Braun, as a consultant to the Company, may receive certain perquisites in 2009. See Note 6 to the “Summary Compensation Table” for additional information regarding perquisites, including the dollar values of the perquisites provided by the Company in 2008.

Supplemental Executive Retirement Plan

The SERP is a non-qualified defined benefit pension plan adopted by the Compensation Committee on January 1, 2001. Messrs. Chapman and Braun were the only two participants in the SERP in 2008. Since Mr. Braun’s employment ceased as of January 31, 2009, Mr. Chapman will be the only participant in the SERP for the remainder of 2009. The SERP benefit is designed to provide a benefit payable at retirement at age 65 or older equal to 35% of the participant’s average compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company’s tax-qualified retirement plan and trust (the “401(k) Plan”). Since the SERP benefit accrues over the career of the participant, if the participant retires before his 65th birthday, the benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the participant’s retirement occurs prior to his or her 65th birthday. “Average compensation” is defined under the SERP to mean the average of the three highest years of salary and bonus compensation considering all years completed prior to the date of retirement. The actuarial equivalent of the benefit provided by the Company’s 401(k) Plan represents the value of Company contributions to the participant’s plan accounts projected to age 65 and expressed as a monthly benefit payable for life. The projected value of Company contributions is determined by using all contributions made on behalf of the participant for plan years completed prior to the date of retirement and a 7.5% interest rate compounded annually.

In the event of a change in corporate control of the Company, if Mr. Chapman’s employment is terminated, either voluntarily or involuntarily for any reason, he will be entitled to receive the full retirement benefit, unreduced by the proration for length of participation or the early retirement reduction.

Ownership Guidelines

We require our executives to own shares of our common stock with a fair market value of at least three times their base salary (five times for the Chief Executive Officer). Our non-employee Directors are required to own shares of our common stock with a fair market value of at least $150,000. Shares owned directly and indirectly, restricted shares and deferred stock units count towards the ownership requirement, but unexercised stock options do not. Executives and non-employee Directors have five years from their date of hire or appointment, as applicable, to achieve the required ownership level. As of December 31, 2008, each of the Named Executive Officers and each of our non-employee Directors were in compliance with the ownership requirement.

Tax Deductibility of Executive Compensation

The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Named Executive Officers under Section 162(m) of the Code. Although the Company does not pay corporate federal income taxes (except with respect to its taxable REIT subsidiaries) because it is a real estate investment trust, the Compensation Committee will strive to provide executives with attractive, well-designed compensation packages that will generally preserve the deductibility of such payments for the Company. Certain types of compensation payments and their deductibility depend upon the timing of an Executive Officer’s vesting or exercise of previously granted rights. Moreover, interpretations of any changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. As mentioned above, however, since the Company does not pay corporate federal income taxes (except with respect to its taxable REIT subsidiaries), the loss of this deduction would not have adverse consequences for the Company. If deductibility becomes an issue, the Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments to Executive Officers and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives, but the Committee reserves the right to make incentive-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on stockholder value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of the Company with Management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Jeffrey H. Donahue, Compensation Committee Chair
William C. Ballard, Jr., Compensation Committee Member
Sharon M. Oster, Compensation Committee Member

Summary Compensation Table

The table below presents the total compensation awarded to, earned by, or paid to the Named Executive Officers.

								Changes in
								Pension Value
								& Non-Qualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation		All Other	Total
Name and	Year	Salary	Bonus		Awards	Awards	Compensation	Earnings		Compensation	Compensation
Principal Position	(1)	($)	($)		($)(3)	($)(4)	($)	($)		($)(6)	($)

George L. Chapman	2008	$624,720	$0	(2)	$2,642,735	$456,374	$866,821	$582,177	(5)	$29,716	$5,202,543
Chairman, Chief	2007	570,000	0		2,525,642	556,482	738,671	370,745		51,566	4,813,106
Executive Officer and President	2006	536,852	0		1,659,889	503,835	639,928	301,532		106,880	3,748,916
Scott A. Estes	2008	297,000	0	(2)	257,319	66,120	306,794	0		11,500	938,733
Executive Vice President and	2007	270,000	0		216,216	42,943	254,571	0		29,500	813,230
Chief Financial Officer	2006	217,106	0		150,044	31,990	142,144	0		28,848	570,132
Raymond W. Braun	2008	444,538	0	(2)	1,331,894	188,338	566,367	55,162	(5)	22,341	2,608,640
Former President	2007	405,600	0		1,255,695	111,858	461,058	0		41,372	2,275,583
	2006	338,000	0		440,862	121,656	352,872	0		67,837	1,321,227
Charles J. Herman, Jr.	2008	297,440	0	(2)	307,019	87,795	351,141	0		11,500	1,054,895
Executive Vice President and	2007	286,000	0		246,935	76,492	275,000	0		29,500	913,927
Chief Investment Officer
Jeffrey H. Miller	2008	312,000	0	(2)	217,423	50,589	322,288	0		11,500	913,800
Executive Vice President-Operations and General Counsel

(1)	No compensation information is provided for the years in which Messrs. Herman and Miller were not Named Executive Officers.

(2)	The cash annual incentive awards are included in “Non-Equity Incentive Plan Compensation” because the performance goals were established and communicated at the beginning of the year.

(3)	Amounts set forth in this column represent the FAS 123(R) stock-based compensation expense recognized in 2008 for restricted stock grants to the Named Executive Officer and are based on the share prices on the respective dates of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant), which were $37.00, $34.88, $36.50, $45.73 and $40.83 for grants on January 26, 2004, January 24, 2005, January 23, 2006, January 22, 2007 and January 21, 2008, respectively. With respect to the 5,299 shares granted to Mr. Estes on March 23, 2006, the share price on the date of grant was $37.75, with respect to the 3,808 shares granted to Mr. Herman on July 1, 2005, the share price on the date of grant was $38.08 and with respect to the 6,160 shares granted to Mr. Miller on July 23, 2004, the share price on the date of grant was $32.49.

(4)	Amounts set forth in this column represent the FAS 123(R) stock-based compensation expense recognized in 2008 for stock option grants to the Named Executive Officers. The Black-Scholes option valuation methodology was used based on estimates as of the grant date. In using such methodology, the following assumptions were used:

	Exercise Price
	(Share Price at	Expected	Estimated	Dividend
Grant Date	Grant Date)	Term (Years)	Volatility	Yield	Risk-Free Rate

1/26/04	$37.00	7	22.40%	6.32%	4.34%
1/24/05	34.88	7	22.82%	6.88%	4.25%
1/23/06	36.50	5	20.30%	6.79%	4.35%
1/22/07	45.73	5	19.90%	5.60%	4.74%
1/21/08	40.83	6.5	20.52%	6.47%	3.42%

The fair value of options with DERs also includes the net present value of projected future dividend payments over the expected life of the option discounted at the dividend yield rate.

(5)	Amount represents the change in lump-sum present value of the SERP benefit, offset by the actuarial equivalent of the benefit provided by the Company’s 401(k) Plan.

(6)	“All Other Compensation” includes the following:

	Company	Term Life	Club
	Contribution to	Insurance	Membership	Costs of Physical
Name	401(k) Plan	Premiums(a)	Dues(a)	Examination	Total

Chapman	$11,500	$5,100	$9,616	$3,500	$29,716
Estes	11,500	0	0	0	11,500
Braun	11,500	2,260	8,581	0	22,341
Herman	11,500	0	0	0	11,500
Miller	11,500	0	0	0	11,500

(a)	See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Benefits and Perquisites” for additional information regarding the term life insurance premiums and club membership dues paid by the Company on behalf of Messrs. Chapman and Braun.

2008 Grants of Plan-Based Awards Table

The table below provides information regarding grants of awards to the Named Executive Officers under the Company’s long-term incentive plans.

		Estimated Future Payments Under			Estimated Future Payments Under
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	($)	($)	($)

George L. Chapman	1/21/08(1)	$312,360	$624,720	$937,080	$600,000	$1,200,000	$2,000,000
	1/21/08(2)
Scott A. Estes	1/21/08(1)	103,950	207,900	311,850	175,000	350,000	600,000
	1/21/08(2)
Raymond W. Braun	1/21/08(1)	222,269	400,084	577,899	400,000	800,000	1,300,000
	1/21/08(3)
Charles J. Herman, Jr.	1/21/08(1)	118,976	237,952	356,928	200,000	400,000	700,000
	1/21/08(2)
Jeffrey H. Miller	1/21/08(1)	109,200	218,400	327,600	175,000	350,000	600,000
	1/21/08(2)

(1)	Represents annual incentive program earnings opportunity. The actual amount earned by each of the Named Executive Officers under the annual incentive program in 2008 is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents long-term incentive earnings opportunity for 2008. Based on 2008 performance, actual awards were granted on January 29, 2009 in a combination of restricted shares and options, according to the table on page 16.

(3)	Represents Mr. Braun’s long-term incentive earnings opportunity for 2008. Based on 2008 performance, the actual award to Mr. Braun was granted on January 29, 2009 in cash, according to the table on page 16.

Employment and Consulting Agreements

The Company has employment agreements with each of Messrs. Chapman, Estes, Herman and Miller and a consulting agreement with Mr. Braun. The employment agreements with the Named Executive Officers were amended and restated on December 29, 2008 for the sole purpose of bringing them into compliance with Section 409A of the Code. In particular, each employment agreement was modified to (1) specify that severance payments by the Company that are subject to Section 409A will be deferred for six months following the executive’s separation from service with the Company, (2) incorporate Section 409A compliant payment dates for the annual bonus and other payments under the agreement, and (3) require the payment of severance in a lump sum (rather than in monthly installments) upon an involuntary termination by the Company or upon a resignation or an involuntary termination following a change in corporate control.

George L. Chapman — Employment Agreement

The Company has entered into an employment agreement with George L. Chapman, Chairman, Chief Executive Officer and President of the Company, that expires on January 31, 2010; however, Mr. Chapman has the option to extend the term for an additional year. Mr. Chapman receives a base salary that is reviewed and adjusted each year by the Compensation Committee and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. In addition, the Company pays the initiation fees and membership dues for two dining/country clubs, costs relating to up to three business-related conferences, conventions or seminars attended by Mr. Chapman and his spouse each year and the costs required to maintain a disability insurance policy on Mr. Chapman. The Company also provides Mr. Chapman with reimbursement for the costs of physical examinations. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Chapman upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Special Retention and Incentive Award.  On January 22, 2007, Mr. Chapman received a grant of 60,000 shares of restricted stock as a special retention and incentive award. The restrictions on these shares will lapse if Mr. Chapman remains employed by the Company through January 31, 2010. Mr. Chapman also received a grant of 60,000 shares in performance awards with DERs, which will be paid in shares of common stock if Mr. Chapman remains employed by the Company through January 31, 2010 and the Company meets certain strategic objectives. Mr. Chapman receives DER payments with respect to 30,000 of the performance awards as dividends are paid on shares of common stock, and DER payments on the remaining 30,000 performance awards will be paid if the underlying shares of common stock are earned by Mr. Chapman.

Scott A. Estes — Employment Agreement

The Company has entered into an employment agreement with Scott A. Estes, Executive Vice President and Chief Financial Officer of the Company, that expires January 31, 2011, and provides for optional successive two-year renewal terms. Mr. Estes receives a base salary that is reviewed and adjusted each year by the Compensation Committee and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Estes upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Raymond W. Braun — Consulting Agreement

The employment agreement between the Company and Raymond W. Braun, formerly the President of the Company, expired on January 31, 2009. Mr. Braun received a cash bonus for his performance in 2008 and his long-term incentive compensation award for performance in 2008 was paid in cash. In connection with such expiration, all stock options and restricted stock granted to Mr. Braun under the Company’s stock incentive plans became fully vested and, in the case of stock options, exercisable in full. Mr. Braun may exercise all or any portion of such stock options until December 31, 2009. For a description of the provisions of the employment agreement regarding compensation and benefits that would have been payable to Mr. Braun upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

The Company has entered into a consulting agreement with Mr. Braun that expires December 31, 2009. Mr. Braun receives a base consulting fee of $800,000 and will be eligible to receive a discretionary bonus of between 75% and 125% of the base consulting fee based on extraordinary performance during the term of the agreement.

Charles J. Herman, Jr. — Employment Agreement

The Company has entered into an employment agreement with Charles J. Herman, Jr., Executive Vice President and Chief Investment Officer of the Company, that expires January 31, 2011, and provides for optional successive two-year renewal terms. Mr. Herman receives a base salary that is reviewed and adjusted each year by the Compensation Committee and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Herman upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Jeffrey H. Miller — Employment Agreement

The Company has entered into an employment agreement with Jeffrey H. Miller, Executive Vice President-Operations and General Counsel of the Company, that expires January 31, 2011, and provides for optional successive two-year renewal terms. Mr. Miller receives a base salary that is reviewed and adjusted each year by the Compensation Committee and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Miller upon his termination or a change in corporate control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

2008 Outstanding Equity Awards at Fiscal Year-End Table

The table below provides information regarding outstanding equity-based awards granted to the Named Executive Officers under the Company’s long-term incentive plans.

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
							Market		Awards: # of	Market or
							Value of		Unearned	Payout Value
	# of	# of					Shares or		Shares,	of Unearned
	Securities	Securities				# of Shares	Units of		Units or	Shares, Units
	Underlying	Underlying	Option			or Units of	Stock That		Other	or Other
	Unexercised	Unexercised	Exercise	Option		Stock That	Have Not		Rights That	Rights That
	Options	Options	Price	Expiration		Have Not	Vested		Have Not	Have Not
Name	Exercisable	Unexercisable	($)	Date		Vested	($)		Vested (#)	Vested ($)

George L. Chapman	0	12,341	$40.83	1/21/18	(1)
	0	60,688	40.83	1/21/18	(2)
	2,146	8,581	45.73	1/22/17	(1)
	6,352	25,404	45.73	1/22/17	(2)
	4,445	6,666	36.50	1/23/16	(1)
	18,350	27,522	36.50	1/23/16	(2)
	13,920	9,278	34.88	1/24/15	(1)
	33,810	8,452	37.00	1/26/14	(1)
	35,758	0	25.82	1/27/13	(2)
	10,000	0	24.42	12/12/11	(2)
						141,824	$5,984,973	(3)
									60,000	$2,532,000	(3)
Scott A. Estes	0	3,085	$40.83	1/21/18	(1)
	0	15,172	40.83	1/21/18	(2)
	344	1,374	45.73	1/22/17	(1)
	1,018	4,069	45.73	1/22/17	(2)
	640	957	36.50	1/23/16	(1)
	2,638	3,956	36.50	1/23/16	(2)
	1,884	1,255	34.88	1/24/15	(1)
	4,812	1,203	37.00	1/26/14	(1)
						20,952	884,174	(3)	—	—
Raymond W. Braun(4)	0	8,051	$40.83	1/21/18	(1)
	0	39,592	40.83	1/21/18	(2)
	931	3,720	45.73	1/22/17	(1)
	2,754	11,016	45.73	1/22/17	(2)
	1,945	2,916	36.50	1/23/16	(1)
	0	12,041	36.50	1/23/16	(2)
	6,000	4,000	34.88	1/24/15	(1)
	14,550	3,637	37.00	1/26/14	(1)
						98,591	4,160,540	(3)	—	—
Charles J. Herman, Jr.	0	4,290	$40.83	1/21/18	(1)
	0	21,096	40.83	1/21/18	(2)
	570	2,278	45.73	1/22/17	(1)
	1,687	6,744	45.73	1/22/17	(2)
	834	1,249	36.50	1/23/16	(1)
	3,441	5,160	36.50	1/23/16	(2)
	2,136	1,425	34.88	1/24/15	(1)
	5,323	1,330	37.00	1/26/14	(1)
						26,228	1,106,822	(3)	—	—
Jeffrey H. Miller	0	3,085	$40.83	1/21/18	(1)
	0	15,172	40.83	1/21/18	(2)
	344	1,374	45.73	1/22/17	(1)
	1,018	4,069	45.73	1/22/17	(2)
	640	957	36.50	1/23/16	(1)
	2,638	3,956	36.50	1/23/16	(2)
	1,884	1,255	34.88	1/24/15	(1)
						18,298	772,176	(3)	—	—

(1)	Represents options with DERs. Cash payments attributable to DERs will accrue and be paid out only when the corresponding option has vested. These options vest ratably over five years on the first five anniversaries of the date of grant and expire on the tenth anniversary of the date of grant. See “Executive Compensation —

Compensation Discussion and Analysis — Compensation Elements — Long-Term Incentives — Options with DERs” for information regarding changes to the structure of DER payments that were made in December 2008.

(2)	Represents options without DERs. These options vest ratably over five years on the first five anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

(3)	Based on a share price of $42.20, the closing price of the Company’s common stock on December 31, 2008, the last trading day of 2008.

(4)	In connection with the expiration of Mr. Braun’s employment agreement on January 31, 2009, all stock options and restricted stock granted to Mr. Braun under the Company’s stock incentive plans became fully vested and, in the case of stock options, exercisable in full. Mr. Braun may exercise all or any portion of such stock options until December 31, 2009.

2008 Option Exercises and Stock Vested Table

The table below provides information regarding the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during 2008 for the Named Executive Officers.

	Option Awards		Stock Awards
	# of Shares	Value Realized Upon	# of Shares	Value Realized on
	Acquired on	Exercise	Acquired on	Vesting
Name	Exercise	($)	Vesting	($)

George L. Chapman	7,500	$151,452	27,015	$1,158,673
Scott A. Estes	0	0	5,858	254,048
Raymond W. Braun	20,183	313,501	13,876	595,142
Charles J. Herman, Jr.	5,879	139,456	6,843	294,472
Jeffrey H. Miller	0	0	3,918	168,043

2008 Pension Benefits Table

The table below provides information regarding the SERP adopted by the Compensation Committee of the Board of Directors effective January 1, 2001. The SERP is a non-qualified defined benefit pension plan that provides certain executives selected by the Compensation Committee with supplemental deferred retirement benefits. The SERP provides an opportunity for participants to receive retirement benefits that cannot be paid under the Company’s 401(k) Plan because of the restrictions imposed by ERISA and the Code. During 2008, George L. Chapman and Raymond W. Braun participated in the SERP.

		Number of Years of	Present Value of	Payments During
Name	Plan Name	Credited Service(1)	Accumulated Benefit ($)(2)	Last Fiscal Year

George L. Chapman	SERP	8	$1,908,248	0
Raymond W. Braun	SERP	8	55,162	0

(1)	Represents the number of years of employment after January 1, 2001.

(2)	Calculated by discounting the currently accumulated benefit payable at normal retirement age under the elected optional form of a single lump sum distribution. This discounting uses a 6.25% discount rate.

The SERP benefit is designed to provide a benefit payable at retirement at age 65 or older equal to 35% of the participant’s average compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company’s 401(k) Plan. Since the SERP benefit accrues over the career of the participant, if the participant retires before his or her 65th birthday, the benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the participant’s retirement occurs prior to his or her 65th birthday. Average compensation is defined under the SERP to mean the average of the three highest years of salary and bonus compensation considering all years completed prior to the date of retirement.

The actuarial equivalent of the benefit provided by the Company’s 401(k) Plan represents the value of Company contributions to the participant’s plan accounts projected to age 65 and expressed as a monthly benefit payable for life. The projected value of Company contributions is determined by using all contributions made on behalf of the participant for plan years completed prior to the date of retirement and a 7.5% interest rate compounded annually.

The SERP is unfunded and all benefits will be paid from the general assets of the Company. Eligibility is limited to a select group of Management or highly compensated employees whose qualified plan benefits are limited by ERISA and the Code. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Supplemental Executive Retirement Plan” above for additional information regarding the SERP.

Potential Payments Upon Termination or Change in Corporate Control

Pursuant to their respective employment or consulting agreements, each of the Named Executive Officers would be entitled to the following benefits upon termination or change in corporate control.

George L. Chapman

Severance Payments and Benefits.  If Mr. Chapman is terminated without cause, he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for each month during the remaining term of the agreement or for 24 months, whichever is greater (the “Severance Period”). If Mr. Chapman resigns or is terminated without cause during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 36 months. The monthly severance payments would be calculated using an amount equal to the sum of one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 100% of his annual base salary. The present value would be calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported on the date of termination or change in corporate control. Mr. Chapman also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement (but not less than 12 months and not more than the period during which he would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums), or until the date he obtains comparable coverage from a new employer. If Mr. Chapman is terminated without cause and he obtains a replacement position with a new employer, Mr. Chapman would be obligated to repay to the Company an amount equal to all amounts he receives as compensation for services performed during the Severance Period; provided that the aggregate repayment obligation will not exceed the amount of the lump sum severance payment. If it is determined that any payment by the Company to Mr. Chapman in connection with a change in corporate control would be a golden parachute subject to excise tax, the Company would be obligated to make an additional payment to him to cover such excise tax.

In the event of Mr. Chapman’s death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 24 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of death or a minimum bonus equal to 100% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Chapman.

In the event of Mr. Chapman’s involuntary termination following a Board determination that he is disabled, Mr. Chapman would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 24 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of disability or a minimum bonus equal to 100% of his annual base salary. These payments would terminate if Mr. Chapman returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Chapman under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Chapman voluntarily terminates his employment or is terminated for cause, Mr. Chapman only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Chapman’s stock option and restricted stock awards granted under the Company’s incentive plans (including the 60,000 shares of restricted stock granted in connection with the agreement) would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. With respect to the performance awards granted in connection with the agreement, in the event of a change in corporate control, or upon his death or disability, all 60,000 of the performance awards would become earned and payable. In the event of a termination without cause, 30,000 of the performance awards would become earned and payable and the remaining 30,000 may be earned and payable if the Board determines that the strategic objectives described in the agreement have been attained.

Non-Competition and Non-Solicitation.  In the event of a voluntary termination by Mr. Chapman or a termination for cause by the Company, Mr. Chapman would be subject to a one-year non-competition agreement. In addition, upon the termination of the agreement for any reason, Mr. Chapman would be subject to a non-solicitation agreement for a period of one year from the time the agreement ceases, or if later, during the Severance Period (in the event of an involuntary termination by the Company) or for a period of 24 months after an involuntary termination or voluntary resignation following a change in corporate control.

Scott A. Estes

Severance Payments and Benefits.  If Mr. Estes is terminated without cause, he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for each month during the remaining term of the agreement or for 12 months, whichever is greater (the “Severance Period”). If Mr. Estes resigns or is terminated without cause during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 24 months. The monthly severance payments would be calculated using an amount equal to the sum of one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the termination or change in corporate control or a minimum bonus equal to 35% of his annual base salary. The present value would be calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported on the date of termination or change in corporate control. Mr. Estes also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement (but not less than six months and not more than the period during which he would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums), or until the date he obtains comparable coverage from a new employer. If Mr. Estes is terminated without cause and he obtains a replacement position with a new employer, Mr. Estes would be obligated to repay to the Company an amount equal to all amounts he receives as compensation for services performed during the Severance Period; provided that the aggregate repayment obligation will not exceed the amount of the lump sum severance payment. If it is determined that any payment by the Company to Mr. Estes in connection with a change in corporate control would be a golden parachute subject to excise tax, the Company would be obligated to make an additional payment to him to cover such excise tax.

In the event of Mr. Estes’ death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of death or a minimum bonus equal to 35% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Estes.

In the event of Mr. Estes’ involuntary termination following a Board determination that he is disabled, Mr. Estes would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of disability or a minimum bonus equal to 35% of his annual base salary. These payments would terminate if Mr. Estes returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Estes under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Estes voluntarily terminates his employment or is terminated for cause, Mr. Estes only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Estes’ stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  In the event of a voluntary termination by Mr. Estes, the election by Mr. Estes not to extend the term of the agreement or a termination for cause by the Company, Mr. Estes would be subject to a one-year non-competition agreement. In addition, upon the termination of the agreement for any reason, Mr. Estes would be subject to a non-solicitation agreement for a period of one year from the time the agreement ceases, or if later, during the Severance Period (in the event of an involuntary termination by the Company) or for a period of 24 months after an involuntary termination or voluntary resignation following a change in corporate control.

Raymond W. Braun

The employment agreement between the Company and Mr. Braun expired on January 31, 2009. The provisions of such agreement relating to termination and change of control were substantially similar to the provisions of the employment agreement with Mr. Estes (as described above), except that the minimum bonus payable to Mr. Braun in connection with his death, termination without cause, termination following a disability determination, or his resignation or termination without cause following a change in corporate control was equal to 55% of his annual base salary. In connection with the expiration of his employment agreement, all stock options and restricted stock granted to Mr. Braun under the Company’s stock incentive plans became fully vested and, in the case of stock options, exercisable in full. Mr. Braun may exercise all or any portion of such stock options until December 31, 2009.

The Company has entered into a consulting agreement with Mr. Braun that expires December 31, 2009. Mr. Braun may terminate the consulting agreement at any time after May 1, 2009 upon 30 days notice to the Company. In addition, the agreement will terminate if Mr. Braun becomes employed by another entity. Upon such an event, the Company will have no obligation to pay the remaining portion of the base consulting fee. Mr. Braun is subject to a non-competition agreement until December 31, 2009.

Charles J. Herman, Jr.

Severance Payments and Benefits.  If Mr. Herman is terminated without cause, he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for each month during the remaining term of the agreement or for 12 months, whichever is greater (the “Severance Period”). If Mr. Herman resigns or is terminated without cause during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 24 months. The monthly severance payments would be calculated using an amount equal to the sum of one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the termination or change in corporate control or a minimum bonus equal to 30% of his annual base salary. The present value would be calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported on the date of termination or change in corporate control. Mr. Herman also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement (but not less than six months and not more than the period during which he would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums), or until the date he obtains comparable coverage from a new employer. If Mr. Herman is terminated without cause and he obtains a replacement position with a new employer, Mr. Herman would be obligated to repay to the Company an amount equal to all amounts he receives as compensation for services performed during the Severance Period; provided that the aggregate repayment obligation will not exceed the amount of the lump sum severance payment. If it is determined that any payment by the Company to Mr. Herman in connection with a change in corporate control would be a golden parachute subject to excise tax, the Company would be obligated to make an additional payment to him to cover such excise tax.

In the event of Mr. Herman’s death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of death or a minimum bonus equal to 30% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Herman.

In the event of Mr. Herman’s involuntary termination following a Board determination that he is disabled, Mr. Herman would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of disability or a minimum bonus equal to 30% of his annual base salary. These payments would terminate if Mr. Herman returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Herman under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Herman voluntarily terminates his employment or is terminated for cause, Mr. Herman only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Herman’s stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  In the event of a voluntary termination by Mr. Herman, the election by Mr. Herman not to extend the term of the agreement or a termination for cause by the Company, Mr. Herman would be subject to a one-year non-competition agreement. In addition, upon the termination of the agreement for any reason, Mr. Herman would be subject to a non-solicitation agreement for a period of one year from the time the agreement ceases, or if later, during the Severance Period (in the event of an involuntary termination by the Company) or for a period of 24 months after an involuntary termination or voluntary resignation following a change in corporate control.

Jeffrey H. Miller

Severance Payments and Benefits.  If Mr. Miller is terminated without cause, he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for each month during the remaining term of the agreement or for 12 months, whichever is greater (the “Severance Period”). If Mr. Miller resigns or is terminated without cause during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive a lump sum severance payment equal to the present value of a series of monthly severance payments for 24 months. The monthly severance payments would be calculated using an amount equal to the sum of one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the termination or change in corporate control or a minimum bonus equal to 30% of his annual base salary. The present value would be calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported on the date of termination or change in corporate control. Mr. Miller also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement (but not less than six months and not more than the period during which he would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums), or until the date he obtains comparable coverage from a new employer. If Mr. Miller is terminated without cause and he obtains a replacement position with a new employer, Mr. Miller would be obligated to repay to the Company an amount equal to all amounts he receives as compensation for services performed during the Severance Period; provided that the aggregate repayment obligation will not exceed the amount of the lump sum severance payment. If it is determined that any payment by the Company to Mr. Miller in connection with a change in corporate control would be a golden parachute subject to excise tax, the Company would be obligated to make an additional payment to him to cover such excise tax.

In the event of Mr. Miller’s death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of death or a minimum bonus equal to 30% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Miller.

In the event of Mr. Miller’s involuntary termination following a Board determination that he is disabled, Mr. Miller would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the annual bonus for the fiscal year immediately preceding the date of disability or a minimum bonus equal to 30% of his annual base salary. These payments would terminate if Mr. Miller returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Miller under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Miller voluntarily terminates his employment or is terminated for cause, Mr. Miller only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Miller’s stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  In the event of a voluntary termination by Mr. Miller, the election by Mr. Miller not to extend the term of the agreement or a termination for cause by the Company, Mr. Miller would be subject to a one-year non-competition agreement. In addition, upon the termination of the agreement for any reason, Mr. Miller would be subject to a non-solicitation agreement for a period of one year from the time the agreement ceases, or if later, during the Severance Period (in the event of an involuntary termination by the Company) or for a period of 24 months after an involuntary termination or voluntary resignation following a change in corporate control.

Quantification of Benefits

The table below reflects estimates of the amounts of compensation that would be paid to the Named Executive Officers in the event of their termination. The amounts assume that such termination was effective as of December 31, 2008, including Mr. Braun, whose employment agreement expired on January 31, 2009. The actual amounts to be paid to an executive can only be determined at the time of such executive’s separation from the Company. See “Potential Payments Upon Termination or Change in Corporate Control” above for a description of the actual benefits received by Mr. Braun in connection with the expiration of his employment agreement.

			Accelerated
			Vesting of
			Unvested	Incremental
Name/	Cash	Continued	Equity	Pension	Excise Tax
Type of Termination	Severance(1)	Benefits(2)	Compensation(3)	Benefit(4)	Gross-Up(5)	Total

George L. Chapman
For Cause/Resignation without Good Reason	$0	$0	$0	$112,327	n/a	$112,327
Death, Disability, Involuntary Termination without Cause, Resignation for Good Reason	1,545,430	10,588	9,337,076	112,327	n/a	11,005,421
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	4,275,144	10,588	9,337,076	1,820,746	0	15,443,554
Scott A. Estes
For Cause/Resignation without Good Reason	0	0	0	0	n/a	0
Death, Disability, Involuntary Termination without Cause, Resignation for Good Reason	603,434	5,914	1,003,665	0	n/a	1,613,014
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	1,206,205	5,914	1,003,665	0	0	2,215,785
Raymond W. Braun
For Cause/Resignation without Good Reason	0	0	0	0	n/a	0
Death, Disability, Involuntary Termination without Cause, Resignation for Good Reason	1,010,303	5,914	4,510,235	0	n/a	5,526,452
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	2,019,495	5,914	4,510,235	1,205,084	0	7,740,728
Charles J. Herman, Jr.
For Cause/Resignation without Good Reason	0	0	0	0	n/a	0
Death, Disability, Involuntary Termination without Cause, Resignation for Good Reason	648,195	5,914	1,259,932	0	n/a	1,914,041
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	1,295,677	5,914	1,259,932	0	0	2,561,523
Jeffrey H. Miller
For Cause/Resignation without Good Reason	0	0	0	0	n/a	0
Death, Disability, Involuntary Termination without Cause, Resignation for Good Reason	633,910	5,914	870,077	0	n/a	1,509,901
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	1,267,124	5,914	870,077	0	0	2,143,115

(1)	Cash Severance

Under the employment agreements for Messrs. Chapman, Estes, Braun, Herman and Miller, as of December 31, 2008, these executives would be entitled to a lump sum severance payment equal to the present value of a series of monthly severance payments, calculated using a discount rate equal to the 90-day treasury rate. For Mr. Chapman, the monthly payment used to calculate the lump sum is equal to 1/12 of the sum of his base salary plus the greater of (a) the average annual bonus paid during the last two years or (b) a minimum bonus as a percent of his base salary, as specified in the employment agreement. The average annual bonuses paid during the past two years have been in excess of the minimums specified in the agreement; thus the average annual bonuses are used to calculate potential severance. For Messrs. Estes, Braun, Herman and Miller, the monthly payment used to calculate the lump sum is equal to 1/12 of the sum of the executive’s base salary plus the greater of (a) the annual bonus paid during the last year or (b) a minimum bonus as a percent of base salary, as specified for each executive in the employment agreement. The annual bonuses paid during the last year have been in excess of the minimums specified in the agreement; thus the annual bonuses are used to calculate potential severance. For Messrs. Chapman, Estes, Braun, Herman and Miller, the number of monthly payments used to calculate the lump sum varies depending on the termination scenario:

• If the termination is for cause by the Company or without good reason by the executive, no severance would be paid.

•  Upon the death of the executive or the involuntary termination without cause by the Company or voluntary termination by the executive for good reason, not related to a change in corporate control, the calculation will be based on the number of months remaining in the term of the agreement, but not less than 24 months for Mr. Chapman and not less than 12 months for Messrs. Estes, Braun, Herman and Miller. As of December 31, 2008, the remaining term of the agreement of Mr. Chapman was 13 months and the remaining terms of the agreements of Messrs. Estes, Braun, Herman and Miller was one month. Therefore, the figures in the above table assume the lump sum will be based on monthly payments for 24 months for Mr. Chapman and for 12 months for Messrs. Estes, Braun, Herman and Miller.

•  Upon involuntary termination without cause by the Company or voluntary termination by the executive for any reason within 12 months of a change in corporate control, the lump sum will be based on monthly payments for 36 months for Mr. Chapman and for 24 months for Messrs. Estes, Braun, Herman and Miller.

The amounts reflected in the table above represent the discounted present value of the monthly payments assuming a 0.11% annual discount rate (the 90-day treasury rate as of December 31, 2008, the assumed date of termination).

Upon a termination by the Company following a Board determination that the executive is disabled, as of December 31, 2008, Messrs. Chapman, Estes, Braun, Herman and Miller would be entitled to cash severance payable in a series of monthly severance payments. For Mr. Chapman, each monthly payment is equal to 1/12 of the sum of his base salary plus the greater of (a) the average annual bonus paid during the last two years or (b) a minimum bonus as a percent of his base salary, as specified in the employment agreement. For Messrs. Estes, Braun, Herman and Miller, each monthly payment is equal to 1/12 of the sum of the executive’s base salary plus the greater of (a) the annual bonus paid during the last year or (b) a minimum bonus as a percent of base salary, as specified for each executive in the employment agreement. Payments would be made for each month during the remaining term of the agreement, but not for less than 24 months for Mr. Chapman and not for less than 12 months for Messrs. Estes, Braun, Herman and Miller. Based on the remaining terms of their agreements, the figures in the above table assume payments would be provided for 24 months for Mr. Chapman and for 12 months for Messrs. Estes, Braun, Herman and Miller.

(2)	Continued Benefits

Under the employment agreements for Messrs. Chapman, Estes, Braun, Herman and Miller, as of December 31, 2008, these executives would be entitled to continued coverage at the Company’s expense under life, health and disability insurance programs in which the executive participated at the time of termination for the remaining term of the agreement, but not less than 12 months for Mr. Chapman and not less than six months for Messrs. Estes, Braun, Herman and Miller and for each executive not more than the period during which the executive would be entitled to continuation coverage under Section 4980 of the Code, if he elected such coverage and paid the applicable premiums. As of December 31, 2008, the remaining term of the agreement of Mr. Chapman was 13 months and the remaining terms of the agreements of Messrs. Estes, Braun, Herman and Miller was one month. Therefore, the figures in the above table assume continued benefits would be provided for 13 months for Mr. Chapman and for six months for Messrs. Estes, Braun, Herman and Miller. The monthly cost of such benefits is estimated to be the 2008 monthly costs, increased by 2%, assuming such benefits are provided through COBRA.

(3)	Accelerated Vesting of Unvested Equity Compensation

Under the employment agreements for Messrs. Chapman, Estes, Braun, Herman and Miller, as of December 31, 2008, upon involuntary termination without cause by the Company or voluntary termination for good reason by the executive, all unvested stock awards would become fully vested. The numbers in this column represent the “in-the-money” value of unvested stock options and the full value of unvested restricted stock awards as of December 31, 2008 (the assumed termination date) where vesting would be accelerated upon termination under these scenarios. Note that these amounts are different than the Company’s compensation expense for granting these awards. The assumed share price upon each termination scenario is $42.20, which was the closing price as of December 31, 2008, the last trading day of the year.

(4)	Incremental Pension Benefit

Messrs. Chapman and Braun participated in the SERP in 2008.

•  In the event of a change in corporate control of the Company, if Mr. Chapman’s employment is terminated, either voluntarily or involuntarily for any reason, he will be entitled to receive the full retirement benefit, unreduced by the proration for length of participation or the early retirement reduction. If Mr. Braun’s employment was terminated after a change in corporate control, either voluntarily or involuntarily for any reason, as of December 31, 2008, he would have received his early retirement benefits as of the date of termination calculated by adding an additional five years of participation (up to but not beyond age 65) to the length of his participation proration, but with no reduction for early retirement. The amounts shown in the above table represent the present value of the incremental benefit to each executive upon termination related to a change in corporate control.

•  In connection with all other termination events (other than retirement at age 65 or older), the retirement benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the executive’s retirement occurs prior to his 65th birthday. The amounts shown in the above table represent the present value of the incremental benefit to each executive upon such a termination as of December 31, 2008.

(5)	Excise Tax Gross-Up

Under the employment agreements for Messrs. Chapman, Estes, Braun, Herman and Miller, as of December 31, 2008, if any payments constitute “excess parachute payments” under Section 280G of the Code such that the executive incurs an excise tax under Section 4999 of the Code, the Company would provide an “excise tax gross-up” payment in an amount such that after payment of the excise tax and all income and excise taxes applicable to the gross-up payment, the executive would receive the same amount of severance had the excise tax not applied. If a change in corporate control had occurred December 31, 2008 and each of the Named Executive Officers was terminated as a result, none of the Named Executive Officers would have been subject to excise tax. In arriving at this conclusion, the following assumptions were used:

• Each officer’s base amount was calculated by taking the average W-2 income (box 1) from the past five years (2004-2008).

•  The stock award parachute calculations for purposes of Code Section 280G were based on Black-Scholes valuation methodology using the most recent GAAP FAS 123(R) option valuation assumptions (volatility 29.36%, risk-free interest rate 2.33%, dividend yield 7.35%, expected remaining term of 90 days). Under the Code Section 280G rules, the cost included in the parachute for the accelerated vesting of stock options, restricted shares and unvested dividend equivalent rights is the sum of (1) the excess of the aggregate accelerated benefit over the present value of the accelerated benefit and (2) the lapse of service obligation (1% times the number of months of vesting accelerated times the aggregate accelerated benefit).

•  The total parachute for each Named Executive Officer did not exceed the Code Section 280G “safe harbor,” which is three times the base amount minus $1. As a result, the Named Executive Officers would not have incurred any excise tax.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid in 2008 to Fred S. Klipsch, who was a consultant to the Company and a Director in 2008, and the Company’s non-employee Directors. Directors who are also employees or consultants of the Company do not receive additional compensation for being members of the Board.

2008 Director Compensation Table

	Fees Earned					Non-Equity
	or Paid		Stock			Incentive Plan	All Other
	in Cash		Awards	Option		Compensation	Compensation		Total
Name	($)		($)(5)	Awards($)		($)	($)		($)

William C. Ballard, Jr.	$72,000		$70,023	$0		$0	$0		$142,023
Pier C. Borra	68,500		70,023	0		0	0		138,523
Thomas J. DeRosa	81,000	(1)	70,023	0	(6)	0	0		151,023
Jeffrey H. Donahue	83,000	(2)	70,023	0		0	0		153,023
Peter J. Grua	79,000	(3)	70,023	0	(7)	0	0		149,023
Fred S. Klipsch	0	(4)	0	0		262,500	325,000	(8)	587,500
Sharon M. Oster	73,000		70,023	0		0	0		143,023
Jeffrey R. Otten	69,000		100,010	0		0	0		169,010
R. Scott Trumbull	70,000		70,023	0		0	0		140,023

(1)	Includes $10,000 additional retainer for serving as Audit Committee Chair.

(2)	Includes $10,000 additional retainer for serving as Compensation Committee Chair.

(3)	Includes $7,500 additional retainer for serving as Nominating/Corporate Governance Committee Chair and $2,500 for serving as the presiding Director of executive sessions of non-employee Directors.

(4)	In 2008, Mr. Klipsch did not receive any compensation under the compensation program for non-employee Directors. However, Mr. Klipsch will receive compensation under such program in 2009 because he is no longer a consultant to the Company.

(5)	Amounts set forth in this column represent the FAS 123(R) stock-based compensation expense recognized in 2008 for awards granted to the non-employee Directors and are based on the share prices on the respective dates of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant), which were $36.50, $45.73 and $40.83 for grants on January 23, 2006, January 22, 2007 and January 21, 2008, respectively. As of December 31, 2008, (a) each non-employee Director (other than Mr. Otten) held an aggregate of 3,374 deferred stock units that have not yet been converted into shares of common stock, (b) Mr. Otten held an aggregate of 2,499 deferred stock units that have not yet been converted into shares of common stock, and (c) Mr. Klipsch did not hold any deferred stock units.

(6)	As of December 31, 2008, Mr. DeRosa held an aggregate of 10,000 unexercised stock options.

(7)	As of December 31, 2008, Mr. Grua held an aggregate of 1,666 unexercised stock options.

(8)	All Other Compensation paid to Mr. Klipsch includes base consulting fees of $250,000 and a non-compete payment of $75,000. See “Fred S. Klipsch — Consulting Agreement” below for additional information regarding the compensation paid to Mr. Klipsch as a consultant to the Company in 2008.

The compensation program for non-employee Directors for the 2008 calendar year consisted of:

Cash Compensation

•	$67,500 annual cash retainer

•	Additional Committee Chair retainers of $10,000 per year for the Chairs of the Audit and Compensation Committees and $7,500 for the Chair of the Nominating/Corporate Governance Committee

•	Additional retainer of $2,500 for the presiding Director of executive sessions of non-employee Directors

•	If the Board of Directors holds more than four meetings per year, each Director will receive $1,500 for each meeting attended in excess of four per year

•	If any of the Audit, Compensation, Nominating/Corporate Governance, or Executive Committees holds more than four meetings in a year, each member will receive $1,000 for each meeting attended in excess of four meetings

Equity Compensation

Each year, $70,000 worth of deferred stock units are granted to each non-employee Director under the 2005 Long-Term Incentive Plan. The deferred stock units are fully vested at grant, but are converted into shares of common stock in three equal installments on the first three anniversaries of the date of grant. Recipients of the deferred stock units also are entitled to DERs.

Non-employee Directors who are appointed or elected to the Board of Directors for the first time will receive a grant of $100,000 worth of deferred stock units following their appointment or election. This grant includes the $70,000 annual grant plus an additional $30,000 initial grant. Similar to the annual grants, the deferred stock units will convert into shares of common stock in three equal installments on the first three anniversaries of the date of grant and recipients will be entitled to DERs. Jeffrey R. Otten was appointed to the Board of Directors in January 2008. Pursuant to the foregoing policy, Mr. Otten received a grant of $100,000 worth of deferred stock units following his appointment.

The following changes were made to the compensation program for non-employee Directors: (1) commencing with the installment paid in the second quarter of 2008, each non-employee Director will receive an annual cash retainer of $75,000, payable in equal quarterly installments; (2) effective January 1, 2009, the Chair of the Audit Committee will receive an additional retainer of $15,000; and (3) effective January 1, 2009, each non-employee Director will receive, in each calendar year, a grant of $75,000 worth of deferred stock units pursuant to the 2005 Long-Term Incentive Plan. Non-employee Directors who are appointed or elected to the Board of Directors for the first time will receive a grant of $100,000 worth of deferred stock units following their appointment or election. This grant includes the $75,000 annual grant plus an additional $25,000 initial grant.

Fred S. Klipsch — Consulting Agreement

The consulting agreement between the Company and Fred S. Klipsch, Vice Chairman of the Company, expired on December 19, 2008. Mr. Klipsch received base consulting fees of $250,000 in 2008. Each year during the term of the agreement, Mr. Klipsch was eligible to receive a performance bonus based on the achievement of performance measures to be determined by the Compensation Committee, with the targeted amount of such bonus being 60% to 120% of his base consulting fee. Mr. Klipsch received a bonus of $262,500 in 2009 for his performance in 2008. In addition, Mr. Klipsch will receive an aggregate of $600,000, payable in eight quarterly payments of $75,000, in exchange for a two-year agreement not to compete with the Company and not to solicit Company employees, with a few exceptions. The first quarterly payment was made on December 22, 2008.

The Company has agreed to indemnify Mr. Klipsch for excise taxes that may be assessed against him in connection with certain payments and benefits provided to him.

In 2008, Mr. Klipsch did not receive any compensation under the compensation program for non-employee Directors. However, Mr. Klipsch will receive compensation under such program in 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Party Transactions

The Company has a written policy requiring all material transactions with related parties to be approved or ratified by the Nominating/Corporate Governance Committee. The policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed

$100,000 in any calendar year, (2) the Company is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a Director or a less than 10% beneficial owner of another entity).

In determining whether to approve or ratify a transaction, the Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board has determined that transactions that involve any employment by the Company of an Executive Officer of the Company shall be deemed to be pre-approved if the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K because the person is a Named Executive Officer, or if the Executive Officer is not a Named Executive Officer and the compensation would have been reported in the Company’s proxy statement if the Executive Officer had been a Named Executive Officer (and the Company’s Compensation Committee approved or recommended that the Board approve such compensation). The Board also has pre-approved certain transactions that involve any compensation paid to a Director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K, certain charitable contributions by the Company if the related party is an employee or a director of the charitable institution, and any transaction where the related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock receive the same benefit on a pro rata basis.

Agreements Regarding Office Space

In 2008, the Company, through one of its subsidiaries, had an overhead sharing agreement with Klipsch Audio, Inc. Fred S. Klipsch, who is a Director of the Company and the Vice Chairman of the Company, also serves as Chairman of the Board of Klipsch Audio, Inc. The Company’s Executive Vice President, Frederick L. Farrar, is Executive Vice President of Klipsch Audio, Inc. Messrs. Klipsch and Farrar have an ownership interest in Klipsch Audio, Inc. Under this agreement, Klipsch Audio, Inc. provided the Company with executive office space and certain office support services for $8,500 per month. The agreement was terminated effective October 1, 2008.

In 2008, the Company also had a lease agreement with Woodview, LLC, a limited liability company, for approximately 7,000 square feet of office space. Messrs. Klipsch and Farrar are two of the three managing members of Woodview, LLC and have an ownership interest in it. The Company paid $10,979 per month to Woodview, LLC for use of this office space. The agreement was terminated effective October 1, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2008, concerning shares of common stock authorized for issuance under all of the Company’s equity compensation plans:

(c)
Number of Securities
Remaining Available for
	(a)		(b)	Future Issuance Under
	Number of Securities to		Weighted Average	Equity Compensation Plans
	be Issued Upon Exercise		Exercise Price of	(Excluding Securities
	of Options		Outstanding Options	Reflected in Column (a))

Equity compensation plans approved by stockholders	817,099	(1)	$38.29	1,176,838	(2)
Equity compensation plans not approved by stockholders	None		N/A	None

Totals	817,099	(1)	$38.29	1,176,838	(2)

(1)	This number reflects the options granted under the 1995 Stock Incentive Plan, as amended, the Stock Plan for Non-Employee Directors, as amended, and the 2005 Long-Term Incentive Plan.

(2)	This number reflects the 2,200,000 shares of common stock initially reserved for future issuance under the 2005 Long-Term Incentive Plan, as reduced by awards issued under the 2005 Long-Term Incentive Plan, and as increased by shares withheld to satisfy tax liabilities arising from vesting of awards under the 1995 Stock Incentive Plan that are available for future issuance under the 2005 Long-Term Incentive Plan.

As of March 12, 2009, there was an aggregate of 1,173,647 stock options outstanding under the 1995 Stock Incentive Plan, as amended, the Stock Plan for Non-Employee Directors, as amended, and the 2005 Long-Term Incentive Plan. The table below provides additional information regarding these outstanding stock options.

		Weighted Average	Weighted Average Term
Type of	Number of Stock	Exercise Price of	to Expiration of
Stock Options	Options Outstanding	Outstanding Options	Outstanding Options

Stock Options with Dividend Equivalent Rights	272,339	$38.17	6.406
Stock Options without Dividend Equivalent Rights	901,308	$37.88	8.468

As of March 12, 2009, there was an aggregate of 410,375 unvested restricted shares and deferred stock units outstanding and there were 721,666 shares available for future issuance under the 2005 Long-Term Incentive Plan. No shares are available for future issuance under the 1995 Stock Incentive Plan, as amended, or the Stock Plan for Non-Employee Directors, as amended.

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED
HEALTH CARE REIT, INC. 2005 LONG-TERM INCENTIVE PLAN

The Board of Directors adopted certain changes to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan (the “Plan,” and, as amended and restated, the “Amended and Restated Plan”) on January 29, 2009, subject to approval by the stockholders of the Company at the Annual Meeting. The primary change to the Plan is to increase the aggregate number of shares of common stock that may be issued under the Plan by 4,000,000 shares.

Additional modifications to the Plan include increasing the limit on the number of shares that may be granted as “Incentive Stock Options,” extending the term of the Plan until 2019, providing for a 10-year exercise period for SARs (as defined below), expressly prohibiting the repricing of SARs, clarifying the exercise periods for Options (as defined below) and SARs and the restriction periods for Restricted Stock and Other Stock Unit Awards (each as defined below), adding a definition of a change in corporate control, modifying the conditions for accelerated vesting of awards and the lapse of restrictions on awards in connection with a change in corporate control and modifying and clarifying the limitations on the number of awards that may be granted to individual participants. A discussion of the provisions is set forth below under “Summary of the Amended and Restated Plan.”

The Plan currently authorizes an aggregate of 2,200,000 shares of common stock to be issued as stock awards under the Plan. This amount has been (1) reduced as stock awards are issued under the Plan and (2) increased as stock awards granted under the Plan are withheld to satisfy tax liabilities arising from vesting of awards under the Plan and prior stock incentive plans. As of March 12, 2009, approximately 721,666 shares remain available for issuance under the Plan.

The Board is unanimously recommending this proposal because it believes the modifications to the Plan, including the increase in the number of shares, are necessary to continue to provide officers, key employees, consultants and non-employee directors of the Company with incentive, through stock-based and other performance-based compensation, to contribute to the Company’s future success and prosperity. The Amended and Restated Plan also enables the Company to continue to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Company depends.

Summary of the Amended and Restated Plan

The following is a summary of the material terms of the Amended and Restated Plan and is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Administration.  The Compensation Committee of the Board of Directors (the “Committee”) will administer the Amended and Restated Plan. The Committee may make grants to participants under any or a combination of the various types of awards that are authorized under the Amended and Restated Plan. The Committee has full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment, limitations, restrictions, exercise periods and other terms and conditions of each award, consistent with the provisions of the Amended and Restated Plan. In addition, the Committee has the authority to establish rules and regulations for the administration of the Amended and Restated Plan. The Committee may delegate to a committee of one or more directors, or to the extent permitted by law, to one or more officers, the right to grant awards to participants who are neither officers nor non-employee directors of the Company.

The Committee consists of at least three directors, each of whom is (1) a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and (3) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange.

Shares Available Under the Amended and Restated Plan.  The number of shares of common stock of the Company currently reserved for issuance under the Plan is 2,200,000 shares, which may be authorized and unissued shares or shares held by the Company as treasury stock. The Plan is being amended and restated to increase the number of shares to 6,200,000. No awards relating to any of the additional 4,000,000 shares will be granted under the Plan if the Amended and Restated Plan is not approved by the Company’s stockholders. As described below under the heading “Adjustments,” this number of shares is subject to adjustment to reflect any change or changes in the outstanding common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction in order to prevent substantial dilution or enlargement of the rights intended to be provided under the Amended and Restated Plan.

If any shares of common stock subject to any award or to which an award relates, granted under any prior stock incentive plan or the Amended and Restated Plan are forfeited, cancelled or surrendered, or terminate unexercised, except by reason of the exercise of a related SAR, the shares of common stock previously set aside for such awards will again be available for future issuance under the Amended and Restated Plan. In addition, shares of common stock tendered or withheld to exercise options and shares of common stock withheld or tendered to satisfy tax liabilities arising from option exercise or vesting of other awards will again be available for future issuance under the Amended and Restated Plan.

The market value of a share of common stock of the Company was $32.48 on March 12, 2009, which was the closing price of the common stock on the New York Stock Exchange on that date.

Eligibility.  Any officer, key employee, consultant or non-employee director of the Company, who is selected by the Committee or its designee, is eligible to receive an award under the Amended and Restated Plan. As of March 12, 2009, the Company had nine non-employee directors and 213 full-time employees.

Types of Awards.  The Amended and Restated Plan authorizes the grant of options to purchase shares of common stock, stock appreciation rights (“SARs”), dividend equivalent rights, restricted stock, performance awards and other stock unit awards. Awards may be granted alone, in addition to, or in combination with any other award granted under the Amended and Restated Plan. All such awards will be evidenced by a written award agreement.

Options.  The Committee may grant a participant options that entitle the participant to purchase a specified number of shares of common stock at a price equal to or greater than the fair market value of a share of common stock on the date of grant (“Options”). The exercise price is payable at the time of exercise (1) in cash, (2) by tendering shares of common stock currently owned by the participant with a fair market value equal to the exercise price, (3) if permitted by the applicable award agreement, by delivery of an irrevocable notice of exercise, payment of the exercise price by the participant’s broker and an irrevocable instruction to the Company to deliver the shares of common stock promptly to the broker for the participant’s account, or (4) in any other form acceptable to the Company. The Committee has the discretion to determine when each Option granted will become exercisable and to prescribe any vesting schedule limiting the exercisability of the Options. The vesting schedule may be subject to certain exceptions, including, without limitation, exceptions relating to retirement, disability, or death of a participant or a change in corporate control of the Company. Except as provided in the award agreement, Options will not be exercisable before one year from the date of grant and may not be exercised more than 10 years from the date of grant.

Without the approval of the Company’s stockholders, no Option may be amended to reduce its exercise price, no Option may be cancelled and replaced with an Option having a lower exercise price, another award or cash, and no other action may be taken with respect to an Option that would be treated as a “repricing” under New York Stock Exchange rules and regulations.

Options granted under the Amended and Restated Plan may be Options to employee participants that are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Code or Options that are not intended to so qualify (“Nonstatutory Options”). The aggregate fair market value of the shares of the Company’s common stock subject to Incentive Stock Options that first become exercisable by a participant during any calendar year may not exceed $100,000. The maximum number of shares of common stock that may be granted as Incentive Stock Options under the Plan is currently 2,200,000. The Plan is being amended and restated to increase this number of shares to 6,200,000. This increase will not be made if the Amended and Restated Plan is not approved by the Company’s stockholders. In addition, for any Incentive Stock Option granted to a participant who owns more than 10% of the voting power of all classes of capital stock of the Company, the exercise price may not be less than 110% of the fair market value of a share of common stock on the date of grant and the Option may not be exercised more than five years after the date of grant.

Dividend Equivalent Rights.  A recipient of an award may, in the discretion of the Committee, be entitled to receive cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on shares of common stock (“Dividend Equivalent Rights”) with respect to the number of shares of common stock covered by the award, and the Committee may provide that such amounts, if any, will be deemed to have been reinvested in additional shares of common stock or otherwise reinvested.

SARs.  Participants may be granted tandem SARs (consisting of SARs with related Options), SARs in connection with any other award and stand-alone SARs. Upon exercise of a SAR, a participant is entitled to an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR (or the exercise price of the related Option). This amount may be paid in cash, shares of common stock, other property or any combination of the foregoing, as determined by the Committee. Tandem SARs may be exercised only at the time and only to the extent that the related Option is exercisable and the exercise of a SAR will result in the surrender of the related Option. Except as provided in an award agreement, SARs will not be exercisable before the expiration of one year from the date of grant and may not be exercised more than 10 years from the date of grant. The exercise price of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant. The Committee generally will not be allowed to lower the exercise price of a SAR after it is granted. Without the approval of the Company’s stockholders, no SAR may be amended to reduce its exercise price, no SAR may be cancelled and replaced with a SAR having a lower exercise price, another award or cash, and no other action may be taken with respect to a SAR that would be treated as a “repricing” under New York Stock Exchange rules and regulations.

Restricted Stock.  The holder of restricted stock will own shares of common stock subject to restrictions imposed by the Committee (“Restricted Stock”). The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The grant of Restricted Stock may be made without any payment by the participant other than the rendering of services.

During a period established by the Committee and set forth in the participant’s award agreement, the participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Generally, except as provided in an award agreement, awards of Restricted Stock will have a restriction period of not less than three years. However, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate. Upon termination of a participant’s service during the restriction period, any unvested shares of Restricted Stock may be cancelled, accelerated, or continued, as provided in the applicable award agreement, or, in the absence of such a provision, as the Committee may determine. The participant’s award agreement or the participant’s employment agreement, if any, may provide that in the event of a participant’s retirement, disability, or death, or in the event of a change in corporate control, the restrictions imposed on the shares of Restricted Stock will lapse immediately.

Performance Awards.  The Committee may grant performance awards that become payable to a participant upon the achievement of specified management objectives during a period of time established by the Committee (“Performance Awards”). The performance period may not be shorter than twelve months or longer than five years. To the extent earned, the Performance Awards will be paid to the participant at the time and in the manner determined by the Committee, but not before the end of the relevant performance period, in cash or in shares of common stock or any combination thereof. The specified performance period may be subject to earlier termination in the event of a change in corporate control of the Company or other similar event. Management objectives will be utilized in order to satisfy the requirements of Section 162(m) of the Code.

Other Stock Unit Awards.  Other awards of shares of common stock and other awards that are valued or based on shares of common stock or other property may be granted to participants under the Amended and Restated Plan either alone, in addition to, or as a form of payment in settlement of other awards under the Amended and Restated Plan (“Other Stock Unit Awards”). Other Stock Unit Awards will be paid only in shares of common stock and will otherwise be subject to the discretion of the Committee. Except for certain limited situations or as provided in an award agreement, Other Stock Unit Awards to participants will be subject to restrictions imposed by the Committee for a period of not less than three years from the date of grant (but permitting pro rata vesting over such time); provided, however, that such restrictions will not be applicable to any grants of Other Stock Unit Awards in payment of Performance Awards, or grants of Other Stock Unit Awards on a deferred basis.

Change in Corporate Control.  Except as otherwise provided in a participant’s employment agreement, if any, or the applicable award agreement, upon a change in corporate control and only in the event that (a) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace the Options, SARs, Restricted Stock, Performance Awards or other awards (as applicable) on proportionate and equitable terms or (b) the participant is terminated without cause within 12 months following the change in corporate control, (1) Options and SARs will immediately vest and become fully exercisable, (2) the restrictions on Restricted Stock will lapse immediately and the Restricted Stock will become free of all restrictions and limitations and become fully vested, (3) all Performance Awards will be considered to be earned and payable, and any deferral or other restriction will lapse and such Performance Awards will be immediately settled or distributed, and (4) the restrictions and deferral limitations and other conditions applicable to any other awards will lapse, and such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable.

Under the Amended and Restated Plan, a change in corporate control includes any of the following events: (a) the acquisition in one or more transactions of more than 20% of the Company’s outstanding common stock by any corporation or other entity, with certain exceptions, (b) stockholder approval of a plan for the liquidation or sale of substantially all of the assets of the Company, (c) the consummation of any merger or consolidation involving the Company, unless the Company is the surviving entity, or (d) a change in a majority of the members of the Board of Directors during any 24 month period. The preceding is a summary of the events that constitute a change in corporate control. Please refer to the Amended and Restated Plan, a copy of which is attached to this Proxy Statement as Appendix A, for the actual definition of such term, including all applicable exceptions, conditions, limitations and qualifications.

Section 162(m) of the Internal Revenue Code.  Awards of Restricted Stock, Performance Awards or Other Stock Unit Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code will be subject to the attainment of certain management objectives established by the Committee. These management objectives must be based on one or any combination of the following performance measures: gross real estate investments; net real estate investments; net revenues; dividend payout ratio; dividend growth; dividend yield; dividend payments; maintenance of credit ratings; pre-tax income before allocation of corporate overhead and bonus; earnings per share; net income; funds from operations; funds available for distribution; cash available for distribution; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; total stockholder return; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs; and/or return on invested capital of the Company or any division or business unit of the Company. These performance goals may be based solely upon the performance of the Company or a division or business unit of the Company, or based upon the performance of the Company relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s Management, or (c) a change in accounting standards required by generally accepted accounting principles.

Award Limitations.  No participant may be granted (1) Options or SARs during any 36-month period with respect to more than 1,000,000 shares of common stock or (2) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and are denominated in shares of common stock in any 36-month period with respect to more than 500,000 shares (the “Limitations”). In addition, the maximum dollar value payable to any participant in any 12-month period with respect to Performance Awards and/or Other Stock Unit Awards that are valued with reference to property other than shares of common stock is $5,000,000. If an award is cancelled, the cancelled award will continue to be counted toward the applicable Limitations.

Transferability.  Except as provided in the Amended and Restated Plan or in an award agreement, no award under the Amended and Restated Plan is transferable by a participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and such award may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. The Committee may, in its discretion, permit a participant to transfer all or a portion of his or her awards to members of his or her immediate family, to trusts established for the benefit of members of his or her immediate family, or to family limited partnerships in which the participant and immediate family members are the only partners, provided that the participant may receive no consideration for such transfers, and that such transferred award shall be subject to all of the terms and conditions of the Amended and Restated Plan and the award agreement relating to the transferred award.

Adjustments.  The Committee will adjust the number of shares of common stock that may be issued under the Amended and Restated Plan, the number of shares of common stock subject to Options granted, the exercise price of such Options, the amount credited to a participant’s account pursuant to Dividend Equivalent Rights, the number of SARs granted whether or not in conjunction with an Option and the number of shares of Restricted Stock granted, and make any and all other adjustments deemed appropriate by the Committee in such manner as the Committee deems appropriate, considering the accounting and tax consequences, to prevent substantial dilution or enlargement of the rights granted to a participant in the event of changes in the outstanding common stock resulting from stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, the issuance of additional shares (including private placements), issuances of rights or warrants, and similar transactions or events.

Amendments.  The Amended and Restated Plan may be amended from time to time by the Board of Directors. The Board of Directors will obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, Rule 16b-3 under the Exchange Act, or the stockholder approval requirements imposed on the Company by the rules and regulations of the New York Stock Exchange, including an amendment that would (1) increase the aggregate number of shares of common stock that may be issued under the Amended and Restated Plan, (2) extend the term of the Amended and Restated Plan, or (3) extend the period during which an Option may be exercised.

Term.  The Amended and Restated Plan will terminate on May 7, 2019, unless terminated earlier by the Board, or extended by an amendment approved by the Company’s stockholders. No awards may be granted under the Amended and Restated Plan after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Amended and Restated Plan prior to termination may extend beyond the end of such period through the award’s normal expiration date.

Certain Federal Income Tax Considerations

The following discussion briefly summarizes certain United States federal income tax aspects of Options, SARs, Restricted Stock, Performance Awards, Other Stock Unit Awards and Dividend Equivalent Rights granted pursuant to the Amended and Restated Plan. The summary is not intended to be exhaustive, and state, local and foreign tax consequences may differ.

Incentive Stock Options.  Generally, a participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the common stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Nonstatutory Option, as described below.

The general rule is that gain or loss from the sale or exchange of shares of common stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonstatutory Options, SARs, Performance Awards, Dividend Equivalent Rights and Other Stock Unit Awards.  A participant generally is not required to recognize income on the grant of a Nonstatutory Option, SAR, Performance Award, Dividend Equivalent Right or Other Stock Unit Award. Instead, ordinary income generally is required to be recognized on the date the Nonstatutory Option or SAR is exercised, or in the case of a Performance Award, Dividend Equivalent Right or Other Stock Unit Award, on the date of payment of such award in cash and/or shares of common stock or other property. In general, the amount of ordinary income required to be recognized is: (i) in the case of a Nonstatutory Option, an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise over the exercise price; (ii) in the case of a SAR, the amount of cash and/or the fair market value of any shares of common stock received upon exercise; and (iii) in the case of a Performance Award, Dividend Equivalent Right or Other Stock Unit Award, the amount of cash and/or the fair market value of any shares of common stock or other property received.

Restricted Stock.  Unless a participant who is granted shares of Restricted Stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the shares vest (i.e. become transferable or no longer subject to a substantial risk of forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Restricted Stock on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares of Restricted Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of the award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares.  In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the Amended and Restated Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of common stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company.  The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonstatutory Option (including an Incentive Stock Option that is treated as a Nonstatutory Option, as described above), a SAR, a Performance Award, a Dividend Equivalent Right, a Restricted Stock award, or an Other Stock Unit Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments.  Where payments to certain persons that are contingent on a change in corporate control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Amended and Restated Plan, the Committee has plenary authority and discretion to determine the vesting schedule of awards. Any award under which vesting is accelerated by a change in corporate control of the Company, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation.  Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1,000,000 for the taxable year. The Amended and Restated Plan has been designed to allow the grant of awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans.  Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or qualify for an exemption from, the rules with respect to an award under the Amended and Restated Plan could result in significant adverse tax results to the grantee of such award, including immediate taxation upon vesting, an additional income tax of 20% of the amount of income so recognized, plus a special tax in the nature of interest. The Amended and Restated Plan is designed to allow the grant of awards which are intended to comply with, or qualify for an exemption from, Section 409A of the Code.

New Plan Benefits

Each year, the Committee conducts a full review of the executive compensation program, including the use of equity and performance awards. Participation is determined on an individual basis by the Committee, a committee of one or more directors, or one or more officers, and the mix of awards may vary from one year to the next. Accordingly, future benefits under the Amended and Restated Plan are not determinable. Equity grants to each of the Named Executive Officers for 2008 performance were made on January 29, 2009 in a combination of restricted shares and options, according to the table on page 16. Equity grants to the Company’s non-employee Directors also were made on January 29, 2009 in the form of deferred stock units. On January 29, 2009, (1) Executive Officers of the Company as a group were granted a total of 98,627 shares of restricted stock and 258,691 stock options; (2) employees other than Executive Officers of the Company as a group were granted a total of 37,978 shares of restricted stock and 106,941 stock options; and (3) non-employee Directors of the Company as a group were granted a total of 18,243 deferred stock units.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED HEALTH CARE REIT, INC. 2005 LONG-TERM INCENTIVE PLAN.  The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such approval.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2008 and has been selected by the Company to serve in such capacity for the year ending December 31, 2009. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company’s inception in 1970. Although the submission of this matter for approval by stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If this appointment is not ratified by the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2010 because of the difficulty and expense of making a substitution. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years, in each of the following categories, are as follows:

	Year Ended December 31,
	2008	2007

Audit Fees	$1,337,525	$1,245,540
Audit-Related Fees	1,948	1,601
Tax Fees:
Tax Compliance	323,975	238,155
Tax Planning and Tax Advice	34,458	19,865
All Other Fees	0	0

Totals	$1,697,906	$1,505,161

Audit fees include fees associated with the annual audit, the review of the Company’s quarterly reports on Form 10-Q and services that generally only the independent registered public accounting firm can provide such as comfort letters, consents and assistance with review of documents to be filed with or furnished to the Securities and Exchange Commission. Audit-related fees include fees associated with assurance and related services that are traditionally performed by an independent accountant, including access to research databases and due diligence and consultations concerning financial accounting and reporting standards. Tax fees include fees for tax compliance and tax planning and tax advice services. Tax compliance involves the preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from taxing authorities. None of the foregoing fees were paid for services, the sole business purpose of which was tax avoidance, or the tax treatment of which would not be supported by the Code and related regulations.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP.  The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such ratification.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for the Company by Ernst & Young LLP. At its annual January meeting, the Audit Committee gives its prior approval for particular audit and non-audit services within the following categories of services that it desires the independent registered public accounting firm to undertake: audit services, audit-related services, tax compliance services and tax planning and tax advice services. Prior to giving its approval, the Committee reviews the written descriptions of these services provided by Ernst & Young LLP and the estimated fees for these services. All other non-audit services must be pre-approved on an individual engagement basis. If there is any question as to whether a proposed service has been pre-approved, Management and the independent registered public accounting firm together must contact the Audit Committee to obtain clarification or, if necessary, pre-approval.

All of the audit services, audit-related services, tax compliance services and tax planning and tax advice services provided to the Company by Ernst & Young LLP during the year ended December 31, 2008 were pre-approved by the Audit Committee.

Where specific Audit Committee approval of non-audit services is required, the Chair of the Audit Committee may pre-approve the engagement subject to a presentation to the full Audit Committee at its next regularly scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities this past year, the Committee reviewed the audited financial statements with Management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards Nos. 89 and 90). In addition, the Committee has discussed with the independent registered public accounting firm such firm’s independence from Management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), the predecessor requirements to Public Company Accounting Oversight Board Rule 3600T, and considered the compatibility of non-audit services with such firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Committee met with such firm, with and without Management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held six meetings during the year ended December 31, 2008.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Submitted by the Audit Committee

Thomas J. DeRosa, Audit Committee Chair
Pier C. Borra, Audit Committee Member
R. Scott Trumbull, Audit Committee Member

VOTING PROCEDURES

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting and will be included in vote totals. Accordingly, abstentions will have the same effect as negative votes. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but will not be counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority. Brokers do not have discretionary authority with respect to the approval of the Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan (Proposal 2).

OTHER MATTERS

Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with a notice sent to stockholders who share a single address, the Company is sending only one Annual Report and one Notice of Meeting and Proxy Statement to that address unless it receives contrary instructions from any stockholder at that address. This procedure, known as “householding,” is designed to reduce printing costs, mailing costs and fees.

Stockholders residing at such an address who wish to receive separate copies of the Annual Report or Proxy Statement in the future and stockholders who are receiving multiple copies of these materials now and wish to receive just one set of materials in the future, should write to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475 or call (419) 247-2800 to request a change. The Annual Report and Proxy Statement are also available on the Company’s website at www.hcreit.com/proxy.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2010 ANNUAL MEETING

Any stockholder proposals intended for inclusion in the Company’s proxy materials for the 2010 Annual Meeting must be submitted to Erin C. Ibele, Senior Vice President-Administration and Corporate Secretary of the Company, in writing no later than November 25, 2009. In addition, under the Company’s By-Laws, in order for a stockholder to present a proposal for consideration at an annual meeting other than by means of inclusion in the Company’s proxy materials for such meeting, the stockholder must provide a written notice to the Senior Vice President-Administration and Corporate Secretary not more than 120 days prior to the meeting and not less than 45 days before the date on which the Company first mailed or otherwise gave notice for the prior year’s annual meeting. For purposes of the 2010 Annual Meeting, such a written notice must be received by our Senior Vice President-Administration and Corporate Secretary by February 8, 2010. If a stockholder does not meet this deadline, (1) the officer presiding at the meeting may declare that the proposal will be disregarded because it was not properly brought before the meeting and (2) the persons named in the proxies solicited by the Board of Directors for the meeting may use their discretionary voting authority to vote against the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Erin C. Ibele
Senior Vice President-Administration and
Corporate Secretary

APPENDIX A

AMENDED AND RESTATED
HEALTH CARE REIT, INC.
2005 LONG-TERM INCENTIVE PLAN

I.	PURPOSE

The purpose of this Health Care REIT, Inc. 2005 Long-Term Incentive Plan is to promote the growth and profitability of Health Care REIT, Inc. (the “Company”) by providing officers, key employees and non-employee directors of the Company with incentives to achieve long-term corporate objectives, to assist the Company in attracting and retaining officers, Employees (as defined below) and non-employee directors of outstanding competence, and to provide such individuals with an opportunity to acquire an equity interest in the Company.

The Plan was approved by the Board of Directors on January 29, 2009. The Plan shall be effective on the date it is approved by the Company’s stockholders at the Annual Meeting of Stockholders currently scheduled to be held in May 2009.

II.	DEFINITIONS

2.1  “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Option, Dividend Equivalent Right, SAR, Restricted Stock award, Performance Share, Other Stock Unit Award, or any other right, interest or option relating to Common Stock granted by the Committee hereunder.

2.2  “Board” shall mean the Board of Directors of the Company.

2.3  “Change in Corporate Control” shall mean any event described in Section 10.1.

2.4  “Code” shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

2.5  “Committee” shall mean the Compensation Committee of the Board, consisting of no fewer than three directors, each of whom is (a) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (b) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (c) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange.

2.6  “Common Stock” shall mean the common stock, par value $1.00 per share, of the Company, except as provided in Section 11.2 of the Plan.

2.7  “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.8  “Date of Grant” shall mean the date specified by the Committee on which a grant of Options, Dividend Equivalent Rights, SARs, Performance Shares or Other Stock Unit Awards or a grant or sale of Restricted Stock shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.9  “Disability” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Committee.

2.10  “Dividend Equivalent Rights” shall mean the Dividend Equivalent Rights which may be granted pursuant to Article V of the Plan.

2.11  “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.12  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.13  “Exercise Price” shall mean, with respect to any Option, the amount designated in a Participant’s Award Agreement as the price per share he or she will be required to pay to exercise the Option and acquire the shares subject to such Option, and with respect to any SAR, the price upon which the SAR value is determined.

2.14  “Fair Market Value” shall mean the fair market value of a share of Common Stock as determined by the Committee by reference to the closing price on the New York Stock Exchange on the Date of Grant, or if there were no reported prices on such date, on the last preceding date on which the prices were reported, or, if the Company is not then listed on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria.

2.15  “ISOs” shall mean stock options granted by the Company that have been designated and are intended to qualify as incentive stock options under Section 422 of the Code.

2.16  “Management Objectives” shall mean the achievement of performance objectives established by the Committee pursuant to this Plan for Participants who have received awards where such performance objectives are utilized in order to satisfy the requirements of Section 162(m) of the Code.

2.17  “Nonstatutory Options” shall mean stock options that are not intended to qualify as ISOs.

2.18  “Options” shall mean the rights to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including both ISOs and Nonstatutory Options.

2.19  “Parent” shall mean any corporation which, on the date of determination, qualifies as a parent corporation of the Company under Section 425(e) of the Code.

2.20  “Participant” shall mean any officer, Employee or non-employee director of the Company who is selected by the Committee to receive an award under the Plan.

2.21  “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article VIII of this Plan.

2.22  “Performance Period” shall mean, with respect to a Performance Award, a period of time established pursuant to Article VIII of this Plan within which the Management Objectives relating thereto are to be achieved.

2.23  “Performance Share” shall mean any grant pursuant to Article VIII of a unit valued by reference to a designated number of shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, shares of Common Stock, other property, or any combination thereof, upon achievement of such Management Objectives during the Performance Period as the Committee shall establish at the time of grant or thereafter.

2.24  “Performance Unit” shall mean any grant pursuant to Article VIII of a unit valued by reference to a designated amount of property (including cash) other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, shares of Common Stock, other property, or any combination thereof, upon achievement of such Management Objectives during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.25  “Plan” shall mean this Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan, as the same may be amended from time to time.

2.26  “Prior Plans” shall mean, collectively, the 1985 Incentive Stock Option Plan of the Company, as amended, the 1995 Stock Incentive Plan of the Company, as amended, and the Stock Plan for Non-Employee Directors of the Company, as amended.

2.27  “Restricted Stock” shall mean shares of Common Stock that are issued to Participants and made subject to restrictions in accordance with Article VII of the Plan.

2.28  “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.29  “SARs” shall mean stock appreciation rights granted pursuant to Article VI of the Plan.

2.30  “Subsidiary” shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Company under Section 425(f) of the Code.

2.31  “Substitute Awards” shall mean awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a corporation acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.32  “Ten Percent Stockholder” shall mean any Participant who at the time an ISO is granted owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of capital stock of the Company.

III.  GENERAL

3.1  ADMINISTRATION.

(a) The Plan shall be administered by the Committee. As provided in the Company’s Amended and Restated By-Laws, the members of the Committee shall be designated by the Board of Directors and shall serve at the discretion of the Board of Directors.

(b) The Committee shall have the authority, subject to the provisions of the Plan, in its sole discretion, from time to time: (i) to grant awards to Participants, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; (iii) to determine the periods during which Options or SARs may be exercised; (iv) to modify, cancel, or replace any prior Options or SARs or other awards and to amend the relevant Award Agreements with the consent of the affected Participants, including amending such Award Agreements to amend vesting schedules, or extend exercise periods as it may deem necessary (provided that, the Committee shall not have the authority, unless stockholder approval is obtained, to reprice Options or SARs currently outstanding and Options or SARs that may be outstanding in the future, either directly, by lowering the Exercise Price for a previously granted Option or SAR award, or indirectly, by canceling outstanding Options or SARs in exchange for cash, other awards, or Options or SARs with a lower Exercise Price); and (v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan.

(c) All actions taken by the Committee shall be final, conclusive and binding upon any Participant. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an award to a non-employee director shall require the approval of the Board of Directors.

(d) The Committee may delegate to a committee of one or more directors of the Company, or to the extent permitted by law, to one or more officers, including, without limitation, the chief executive officer of the Company, or a committee of officers, the right to grant awards to Participants who are neither officers nor non-employee directors of the Company and to cancel or suspend awards to Participants who are neither officers nor non-employee directors of the Company.

IV.	OPTIONS

4.1  TERMS AND CONDITIONS.  Options may be granted hereunder to Participants either alone or in addition to other awards granted under the Plan. The grant of an Option to a Participant shall be evidenced by a written Award Agreement in substantially the form approved by the Committee. Such Option shall be subject to the terms and conditions of the Award Agreement, the Participant’s employment agreement, if any, the following express terms and conditions, and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may deem appropriate.

(a) Shares Covered.  The Committee, or its designee pursuant to Section 3.1(d), shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant.

(b) Exercise Period.  The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof, except in the event of death or Disability (as set forth in an Award Agreement); provided, however, that the foregoing exception shall not apply to Options designated as ISOs. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate. The vesting schedule may be subject to certain exceptions, including, without limitation, exceptions relating to retirement, Disability, or death of a Participant or a Change in Corporate Control.

(c) Exercise Price.  Other than in connection with Substitute Awards, the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. Other than as provided in Section 11.2, the Committee shall not be permitted, without stockholder approval, to (i) lower the Exercise Price per share of an Option after it is granted, (ii) cancel an Option when the Exercise Price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another award (other than in connection with Substitute Awards), or (iii) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(d) Exercise of Options.  A Participant may exercise his or her Options from time to time by written notice to the Company of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Company of (i) such notice and (ii) payment in full for such shares in the manner provided in the Award Agreement, and (iii) receipt of any payments required to satisfy the Company’s tax withholding obligations pursuant to Section 13.3. Except under certain circumstances contemplated by Article VIII or as may be set forth in an Award Agreement, including, without limitation, with respect to retirement after age 65, Disability, death of a Participant, or a Change in Corporate Control, Options will not be exercisable before the expiration of one year from the Date of Grant.

(e) Payment of Exercise Price upon Exercise.  Each Award Agreement shall provide that the Exercise Price for the shares with respect to which an Option is exercised shall be paid to the Company at the time the notice of exercise is delivered to the Company. Such payment may be made (i) in cash, (ii) by tendering of shares of Common Stock (either actually or by attestation) currently owned by the Participant with an aggregate Fair Market Value equal to the aggregate Exercise Price, (iii) if permitted by the Award Agreement, by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the aggregate Exercise Price by the Participant’s stockbroker and an irrevocable instruction to the Company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant’s stockbroker for the Participant’s account, provided that at the time of such exercise, such exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act, or, in the alternative, such exercise would be exempt pursuant to Rule 16b-3 or another exemption from such liability, or (iv) in any other form acceptable to the Company.

(f) Dividend Equivalent Rights.  Any grant of Options may, at the Committee’s discretion, also provide that the Participant shall have Dividend Equivalent Rights with respect to the Options as permitted under Article V of this Plan.

4.2  DESIGNATION OF OPTIONS AS INCENTIVE STOCK OPTIONS.  The Committee may, in its discretion, specify that any Options granted to a Participant who is an employee of the Company shall be ISOs qualifying under Section 422 of the Code. Each Award Agreement that provides for the grant of ISOs shall designate that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Award Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

Any Options granted under this Plan that are designated as ISOs shall comply with the following terms:

(a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Company and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Company (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares that may be covered by ISOs pursuant to the preceding sentence, and a Nonstatutory Option for the remaining shares subject to the Option.

(b) The Exercise Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

(c) In the case of an ISO granted to a Participant who is a Ten Percent Stockholder, the term of the Option shall not exceed five years from the Date of Grant, and the Exercise Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

V.	DIVIDEND EQUIVALENT RIGHTS

5.1  DIVIDEND EQUIVALENT RIGHTS.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an award (including any deferred award) may, if so determined by the Committee, be entitled to receive cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on shares of Common Stock (“Dividend Equivalent Rights”) with respect to the number of shares of Common Stock covered by the award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts, if any, shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

VI.	STOCK APPRECIATION RIGHTS

6.1  GRANT OF SARs.  Participants may receive a grant of SARs (a) in connection with Options granted under this Plan (“Tandem SAR”), (b) in connection with all or part of any award other than an Option granted under the Plan or at any subsequent time during the term of such award, or (c) without regard to any Option or other award.

6.2  TANDEM SARs.  SARs shall entitle the Participant holding the related Option, upon exercise, in whole or in part, of the SARs, to receive payment in the amount and form determined pursuant to Paragraph 6.3(c). SARs may be exercised only to the extent that the related Option has not been exercised. The exercise of SARs shall result in a pro rata surrender of the related Option to the extent that the SARs have been exercised.

6.3  TERMS AND CONDITIONS.  The grant of SARs shall be evidenced by including provisions with respect to such SARs in the Participant’s Award Agreement in a form approved by the Committee. Such SARs shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of the Plan, which the Committee may deem appropriate.

(a) Tandem SARs related to an Option shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

(b) SARs (and any Option related thereto) shall in no event be exercisable before the expiration of one year from the Date of Grant, except as may be set forth in an Award Agreement, including, without limitation, with respect to retirement after age 65, Disability, death of a Participant, or a Change in Corporate Control. SARs shall be exercisable for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof, except in the event of death or Disability (as set forth in an Award Agreement).

(c) Upon exercise of SARs, the Participant shall be entitled to receive an amount equal in value to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the Exercise Price of the SAR on the Date of Grant, or in the case of a Tandem SAR, the Exercise Price of the related Option, multiplied by the number of shares in respect of which the SARs shall have been exercised. Such amount shall be paid in the form of cash, shares of Common Stock, other property, or any combination thereof, as determined by the Committee.

(d) In no event shall a SAR be exercisable at a time when the Exercise Price of the underlying Option is greater than the Fair Market Value of the shares subject to the related Option.

(e) Other than in connection with Substitute Awards, the exercise price of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. Other than as provided in Section 11.2, the Committee shall not be permitted, without stockholder approval, to (i) lower the Exercise Price of a SAR after it is granted, (ii) cancel a SAR when the Exercise Price exceeds the Fair Market Value of one share of Common Stock on the date of grant in exchange for cash or another award (other than in connection with Substitute Awards), or (iii) take any other action with respect to a SAR that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

VII.  RESTRICTED STOCK

7.1  RIGHTS AS A STOCKHOLDER.  Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other awards granted under the Plan. At the time of the award, the Committee shall cause the Company to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a certificate or certificates (or a book entry) for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Company, if any, as the Committee may determine to be desirable pursuant to Section 7.3 of the Plan. The Committee may designate the Company or one or more of its executive officers to act as custodian or escrow agent for the certificates.

7.2  AWARDS AND CERTIFICATES.

(a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Company, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed and delivered to the Company an Award Agreement and shall have otherwise complied with the then applicable terms and conditions of such award.

(b) When a Participant is granted shares of Restricted Stock, the Company shall issue a stock certificate or certificates (or a book entry) in respect of shares of Restricted Stock. Such certificates (or book entry) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

“The transferability of the shares of stock represented hereby is subject to the terms and conditions (including possible forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Health Care REIT, Inc. A copy of such Restricted Stock Agreement is on file in the offices of the Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio 43604.”

(c) Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under Section 13.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Company other than the rendering of services.

7.3  RESTRICTIONS AND FORFEITURES.  Restricted Stock awarded to a Participant pursuant to this Article VII shall be subject to the following restrictions and conditions:

(a) During a period established by the Committee and set forth in the Participant’s Award Agreement, which commences with the date of an award of Restricted Stock (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(b) Except as provided in Section 7.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Company, including, without limitation, the right to vote the shares and receive dividends and other distributions.

(c) Except as otherwise provided in Section 7.3(e) or in the Participant’s employment agreement, if any, upon termination of a Participant’s employment during the Restriction Period, any unvested shares of Restricted Stock may be cancelled, accelerated, or continued, as provided in the applicable Award Agreement, or, in the absence of such provision, as the Committee may determine.

(d) Except as otherwise provided in Section 7.3(e), in an Award Agreement or in the Participant’s employment agreement, if any, awards of Restricted Stock shall have a Restriction Period of not less than three years from the Date of Grant (as provided in the Participant’s Award Agreement, but permitting pro rata vesting over such time); provided, however, that the provisions of this Section 7.3(d) shall not be applicable to any Substitute Awards or grants of Restricted Stock in payment of Performance Shares pursuant to Article VIII.

(e) The Participant’s Award Agreement or the Participant’s employment agreement, if any, may provide that in the event of a Participant’s retirement, Disability, or death, or in the event of a Change in Corporate Control, the restrictions imposed on the shares of Restricted Stock shall lapse immediately.

(f) Notwithstanding the other provisions of this Section 7.3, the Committee may adopt rules that would permit a gift by a Participant of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Stock so transferred shall be similarly restricted.

(g) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

VIII.  PERFORMANCE AWARDS

8.1  TERMS OF PERFORMANCE AWARDS.  The Committee may, in its discretion, grant Performance Awards to Participants, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) The Management Objectives to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee on the Date of Grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than twelve months nor longer than five years.

(b) Except as provided in Article X or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.

(c) Each Participant’s award shall specify the time and manner of payment of Performance Awards that have been earned. No payment shall be made, with respect to a Participant’s Performance Awards unless the Committee has certified in writing that the Management Objectives with respect to such Performance Awards have been met. Any award may specify that any such amount may be paid by the Company in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

(d) On or after the Date of Grant of Performance Awards, the Committee may provide for the payment to the Participant of Dividend Equivalents Rights, as described in Article V above.

(e) Each Participant’s award under this Article VIII shall be evidenced by an Award Agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

IX.	OTHER STOCK UNIT AWARDS

9.1  STOCK AND ADMINISTRATION.  Other awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other awards granted under the Plan, and such Other Stock Unit Awards may also be available as a form of payment in the settlement of other awards granted under the Plan to the extent provided in any Award Agreement. Other Stock Unit Awards shall be paid only in shares of Common Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Other Stock Unit Awards, and all other conditions of the Other Stock Unit Awards, including the achievement of specified Management Objectives, if any. The provisions of Other Stock Unit Awards need not be the same with respect to each Participant. Except for certain limited situations (including retirement, Disability, or death of the Participant, or a Change in Corporate Control) or as otherwise provided in an Award Agreement, Other Stock Unit Awards to Participants shall be subject to restrictions imposed by the Committee for a period of not less than three years from the Date of Grant (but permitting pro rata vesting over such time); provided, however, that such restrictions shall not be applicable to any grants of Other Stock Unit Awards in payment of Performance Awards pursuant to Article VIII, or grants of Other Stock Unit Awards on a deferred basis.

9.2  TERMS AND CONDITIONS.  Shares of Common Stock (including securities convertible into shares of Common Stock) subject to awards granted under this Article IX may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares of Common Stock (including securities convertible into shares of Common Stock) purchased pursuant to a purchase right awarded under this Article IX shall be purchased for such consideration as the Committee shall determine in its sole discretion.

X.	CHANGE IN CORPORATE CONTROL

10.1  CHANGE IN CORPORATE CONTROL.  For purposes of the Plan, a “Change in Corporate Control” shall mean any of the following events:

(a) The acquisition in one or more transactions of more than twenty percent (20%) of the Company’s outstanding Common Stock (or the equivalent in voting power of any class or classes of securities of the Company entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended), except for acquisitions of the Company’s outstanding Common Stock by (1) the Company or an affiliate or subsidiary of the Company, (2) an employee benefit plan (or any trust forming a part thereof) of the Company, or (3) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities;

(b) Stockholder approval of a plan for the liquidation or sale of substantially all of the assets of the Company;

(c) The consummation of any merger or consolidation involving the Company, unless (1) the stockholders of the Company, immediately before such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the then outstanding shares of common stock (or the equivalent in voting power of any class or classes of securities of the corporation entitled to vote in elections of directors) of the corporation resulting from such merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of the Company’s outstanding Common Stock (or the equivalent in voting power of any class or classes of securities of the Company entitled to vote in elections of directors) immediately before such merger or consolidation, and (2) the persons who were Continuing Directors (as defined below) immediately prior to the execution of the agreement providing for such merger or consolidation constitute more than fifty percent (50%) of the members of the Board of Directors of the Surviving Company; or

(d) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board of Directors (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board. For this purpose, any person who is nominated for election as a member of the Board after January 29, 2009 shall also be considered a “Continuing Director” if, and only if, his or her nomination for election to the Board of Directors is approved or recommended by a majority of the members of the Board (or of the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination.

10.2  EFFECT OF CHANGE IN CORPORATE CONTROL.  Except as otherwise provided in a Participant’s employment agreement, if any, or the applicable Award Agreement, upon a Change in Corporate Control (a) Options and SARs outstanding as of the date of the Change in Corporate Control immediately vest and become fully exercisable if either (i) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace the Options or SARs on proportionate and equitable terms or (ii) the Participant is terminated without cause within 12 months following the Change in Corporate Control; (b) the restrictions on Restricted Stock shall lapse immediately and the Restricted Stock shall become free of all restrictions and limitations and become fully vested if either (i) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace the Restricted Stock on proportionate and equitable terms or (ii) the Participant is terminated without cause within 12 months following the Change in Corporate Control; (c) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Corporate Control) and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed if either (i) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace the Performance Awards on proportionate and equitable terms or (ii) the Participant is terminated without cause within 12 months following the Change in Corporate Control; (d) the restrictions and deferral limitations and other conditions applicable to any other awards shall lapse and such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant if either (i) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace such other awards on proportionate and equitable terms or (ii) the Participant is terminated without cause within 12 months following the Change in Corporate Control; and (e) the Committee may provide for other additional benefits as it deems appropriate, subject in each case to any terms and conditions contained in the Award Agreement evidencing such award.

XI.	AGGREGATE LIMITATION ON SHARES OF COMMON STOCK

11.1  NUMBER OF SHARES OF COMMON STOCK.

(a) Shares of Common Stock that may be issued under the Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held by the Company as treasury stock. The number of shares of Common Stock reserved for issuance under this Plan shall be 6,200,000 shares of Common Stock, subject to such future adjustments as may be made pursuant to Section 11.2. The maximum number of shares of Common Stock that may be granted as ISOs is 6,200,000, subject to such future adjustments as may be made pursuant to Section 11.2.

(b) For purposes of Section 11.1(a), upon the exercise of an Option or SAR, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the optionee, exclusive of any shares surrendered to the Company as payment of the Exercise Price.

(c) Any shares of Common Stock subject to an Option granted under the Plan or the Prior Plans which for any reason is cancelled, terminates unexercised or expires, except by reason of the exercise of a related SAR, shall again be available for issuance under the Plan.

(d) In the event that any Restricted Stock award or any Other Stock Unit Award granted under the Plan or the Prior Plans is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award or Other Stock Unit Award shall again be available for issuance under the Plan.

(e) In the event that (i) any Option or other award granted hereunder is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, or (ii) withholding tax liabilities arising from such Option or other award are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, then only the number of shares issued net of the shares tendered or withheld shall be counted for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan. In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, then the shares so tendered or withheld shall again be available for issuance under the Plan.

(f) Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a corporation acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided, however, that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not officers, employees or directors of the Company or any Parent or Subsidiary prior to such acquisition or combination.

11.2  ADJUSTMENTS OF STOCK.  In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Committee shall adjust the number of shares of Common Stock that may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Exercise Price of such Options, the amount credited to a Participant’s account pursuant to Dividend Equivalent Rights, the number of SARs theretofore granted whether or not in conjunction with an Option and the number of shares of Restricted Stock granted, and make any and all other adjustments deemed appropriate by the Committee in such manner as the Committee deems appropriate, considering the accounting and tax consequences, to prevent substantial dilution or enlargement of the rights granted to a Participant.

New option rights may be substituted for the Options granted under the Plan, or the Company’s obligations with respect to Options, SARs, Restricted Stock, Dividend Equivalent Rights, Performance Awards and Other Stock Unit Awards outstanding under the Plan may be assumed by a Parent or Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Company’s obligations as to such Options, SARs, Restricted Stock, Dividend Equivalent Rights, Performance Awards and Other Stock Unit Awards.

XII.  CODE SECTION 162(m) PROVISIONS

12.1  COVERED EMPLOYEES.  Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that the Participant is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a Covered Employee, then the Committee may provide that the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Management Objectives established by the Committee, which shall be based on the attainment of specified levels of or growth in one or any combination of the following: gross real estate investments; net real estate investments; net revenues; dividend payout ratio; dividend growth; dividend yield; dividend payments; maintenance of credit ratings; pre-tax income before allocation of corporate overhead and bonus; earnings per share; net income; funds from operations; funds available for distribution; cash available for distribution; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; total stockholder return; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs; and/or return on invested capital of the Company or any division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely upon the performance of the Company or a division or business unit of the Company, or based upon the performance of the Company relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

12.2  ADJUSTMENTS.  Notwithstanding any provision of the Plan (other than Article X), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Article XII, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the Participant.

12.3  RESTRICTIONS.  The Committee shall have the power to impose such other restrictions on awards subject to this Article XII as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

12.4  LIMITATIONS ON GRANTS TO INDIVIDUAL PARTICIPANTS.  Subject to adjustment as provided in Section 11.2, no Participant may be granted (i) Options or SARs during any 36-month period with respect to more than 1,000,000 shares of Common Stock or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and are denominated in shares of Common Stock in any 36-month period with respect to more than 500,000 shares (the “Limitations”). In addition, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards and/or Other Stock Unit Awards that are valued with reference to property other than shares of Common Stock is $5,000,000. If an award is cancelled, the cancelled award shall continue to be counted toward the applicable Limitations.

XIII.  MISCELLANEOUS

13.1  GENERAL RESTRICTION.  Any Option, SAR, or share of Restricted Stock or Performance Award or Other Stock Unit Award granted under this Plan shall be subject to the award requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

13.2  TRANSFERABILITY OF AWARDS.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no award and no shares of Common Stock subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her awards to members of his or her immediate family, to trusts established for the benefit of members of his or her immediate family, or to family limited partnerships in which the Participant and immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such transferred award shall be subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred award.

13.3  WITHHOLDING TAXES.

(a) The Committee shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

(b) The Company shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

(c) Amounts to which the Company is entitled pursuant to Section 13.3(a) or (b), may be paid to the Company, at the election of the Participant as provided in the applicable Award Agreement, through one or any combination of the following methods: (i) payment in cash, (ii) withholding from the Participant’s compensation payable by the Company, including cash payments made under this Plan, (iii) withholding from the shares of Common Stock otherwise issuable to the Participant upon exercise of an Option or SAR, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the “Tax Date”) not greater than the minimum amount of tax the Company is required to withhold, (iv) the Participant’s delivery to the Company of shares of Common Stock already held by the Participant (including newly vested shares of Restricted Stock issued to the Participant under this Plan) that have a Fair Market Value on the Tax Date not greater than the minimum amount of tax the Company is required to withhold, or (v) in any other form mutually satisfactory to the Committee and the Participant, provided that such method of satisfying the Participant’s obligation does not violate any federal or state law. A Participant’s election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Company prior to the Tax Date with respect to the exercise of an Option or SAR, vesting of Restricted Stock, or earn out of Performance Awards.

13.4  INVESTMENT REPRESENTATION.  If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Company at the time of any exercise of any Option, SAR, or other award, or at time of the transfer of shares of Restricted Stock or other award, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

13.5  NO RIGHT TO EMPLOYMENT.  Nothing in this Plan or in any agreement (including an Award Agreement) entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participating employee.

13.6  NON-UNIFORM DETERMINATIONS.  The Committee’s determinations under this Plan (including without limitation its determinations of the persons to receive Options, SARs, Dividend Equivalent Rights or awards of Restricted Stock, Performance Shares or Other Stock Unit Awards, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

13.7  NO RIGHTS AS STOCKHOLDERS.  Participants granted Options, SARs, Dividend Equivalent Rights, Performance Shares or Other Stock Unit Awards under this Plan shall have no rights as stockholders of the Company as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

13.8  TRANSFER RESTRICTIONS.  The Committee may determine that any Common Stock to be issued by the Company upon the exercise of Options or SARs, or in settlement of Dividend Equivalent Rights, Performance Shares or Other Stock Unit Awards, shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

13.9  FRACTIONAL SHARES.  The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13.10  TERMINATION OF EMPLOYMENT.  The Committee shall determine and set forth in the Participant’s employment agreement, if any, and the applicable Award Agreement, whether any awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a

Participant ceases to be employed by or to provide services to the Company (including as a director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise.

13.11  DEFERRAL.  The Committee shall be authorized to establish procedures pursuant to which the payment of any award may be deferred in a manner consistent with Section 409A of the Code.

XIV.  AMENDMENT AND TERMINATION

14.1  AMENDMENT OR TERMINATION OF THE PLAN.  The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable; provided, however the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, Rule 16b-3, or the stockholder approval requirements imposed on the Company by the rules and regulations of the New York Stock Exchange, including an amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (other than increases permitted under Section 11.2), (ii) extend the term of this Plan, or (iii) extend the period during which an Option may be exercised. The termination or amendment of this Plan shall not, without the consent of the Participant, affect such Participant’s rights under an award previously granted.

14.2  TERM OF THE PLAN.  Unless previously terminated pursuant to Section 14.1, the Plan shall terminate on the tenth anniversary of the date on which the Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan became effective, and no awards may be granted under such Plan on or after such date.

Please mark your votes as indicated in this example [X]

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. Election of four Directors for a term of three years:	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ______________________________

4. With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature ______________________ Signature ______________________ Date __________

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person's title indicated.

▲ FOLD AND DETACH HERE ▲

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Health Care REIT, Inc.

INTERNET

http://www.proxyvoting.com/hcn

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

46328

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE FOLLOWING. WITHHOLD FOR ALLFOR ALL*EXCEPTIONS 1.Ele ction of four Dir ectors for a term of three years: Nominees: 01Pier C. Borra, 02George L. Chapman, 03Sharon M. Oster, and 04Jeffrey R. Otten 2.Approval of the Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan. 3.Ratif icatio n of the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the fis cal year 2009. Signature WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone votin g is availa ble through 11:59 PM Eastern Time the day prio r to annual meeting day. Health Care REIT, Inc. The proxy materials for Health Care REIT, Inc. also are available at www.hcreit.com/proxy. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

P
R
O
X
Y

PROXY FOR COMMON STOCK

HEALTH CARE REIT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Returned proxy cards will be voted: (1) as specified on the matters listed; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

(Over)

Address Change/Comments **(Mark the corresponding box on the reverse side)**

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

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- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

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Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

46328

P R O X Y PROXY FOR COMMON STOCK HEALTH CARE REIT, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints George L. Chapman and Peter J. Grua, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $1.00 par valu e per share, of Health Care REIT, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockhold ers of the Company to be held on Thursday, May 7, 2009, or any adjournments thereof. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN. Returned proxy cards wil l be voted: (1) as specified on the matters li sted; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) n i accordance with the ju dgment of the proxie s on any other matters that may properly come before the meeting. FOLD AND DETACH HERE You can now access your BNY Mellon Shareowner Services account online. Access your BNY Mel on Shareowner Services stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for Health Care REIT, Inc. now makes it easy and convenient to get current information on your stockholder account. Visit us on the Internet at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9:00 AM-7:00 PM Eastern Time Monday-Friday